Exhibit 10.3

LEASE AND LEASE AGREEMENT

Between

Princeton 202 Associates Limited Partnership

The Landlord

And

Y-mAbs Therapeutics, Inc.

The Tenant

For Leased Premises In

202 Carnegie Center

Princeton, New Jersey

September 11, 2024

Prepared by:

Gregory S. Ricciardi, Esq.

Boston Properties

101 Carnegie Center, Suite 104

Princeton, New Jersey 08540

TABLE OF CONTENTS

Page

1 Definitions1

2 Lease of the Leased Premises1

3 Rent1

4 Term3

5 Preparation of the Leased Premises3

6 Options4

7 Use and Occupancy5

8 Utilities, Services, Maintenance and Repairs7

9 Allocation of the Expense of Utilities, Services, Maintenance, Repairs and Taxes8

10 Computation and Payment of Allocated Expenses of Utilities, Services, Maintenance, Repairs, Taxes and Capital Expenditures9

11 Leasehold Improvements, Fixtures and Trade Fixtures16

12 Alterations, Improvements and Other Modifications by the Tenant16

13 Landlord's Rights of Entry and Access18

14 Liabilities and Insurance Obligations19

15 Casualty Damage to Building or Leased Premises23

16 Condemnation25

17 Assignment or Subletting by Tenant26

18 Signs, Displays and Advertising30

19 Quiet Enjoyment30

20 Relocation32

21 Surrender31

22 Events of Default31

23 Rights and Remedies32

24 Termination of the Term35

25 Mortgage and Underlying Lease Priority36

26 Transfer by Landlord36

27 Indemnification37

28 Parties' Liability39

29 Security Deposit41

30 Representations41

31 Reservation in Favor of Tenant43

32 Tenant's Certificates and Mortgagee Notice Requirements43

33 Appraisal, Waiver of Jury Trial and Arbitration44

34 Severability45

35 Notices45

36 Captions45

37 Counterparts45

38 Applicable Law46

39 Exclusive Benefit46

40 Successors46

41 Amendments46

42 Waiver46

43 Course of Performance46

44 Landlord’s Concessions46

45 Electronic Signatures48

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TABLE OF EXHIBITS

 Exhibit

Leased Premises Floor Space Diagram . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A

Property Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B

Building Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C

Building Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D

Definitions and Index of Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E

Janitorial Services Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F

Space Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H

License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . I

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LEASE AND LEASE AGREEMENT, dated as of September 11, 2024, between Princeton 202 Associates Limited Partnership, a New Jersey limited partnership, with offices c/o Boston Properties at 101 Carnegie Center, Suite 104, Princeton, New Jersey 08540 (the "Landlord"), and Y-mAbs Therapeutics, Inc., a Delaware corporation, with its principal office at 230 Park Avenue, Suite 3350, New York, New York 10169 (the "Tenant").

Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1 Definitions. Certain terms and phrases used in this Agreement (generally those whose first letters are capitalized) are defined in Exhibit E attached hereto and, as used in this Agreement, they shall have the respective meanings assigned or referred to in that exhibit.

2 Lease of the Leased Premises.

2.1 The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Leased Premises during the Term. The Leased Premises consist of 10,817 square feet of gross rentable floor space on the third floor of 202 Carnegie Center, as more fully described in the definition of Leased Premises set forth in Exhibit E attached hereto.

2.2 The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the Landlord's sole discretion, determine from time to time.

3 Rent.

3.1 The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Agreement, abatement whatsoever.

3.2 The Basic Rent for the Leased Premises during the Initial Term shall be at the rate per year set forth below:

Period	Annual Rental Rate

Rent Concession Period	$0.00

Rent Commencement Date through Lease Year One	$362,369.50
Lease Year Two	$367,778.00
Lease Year Three	$373,186.50
Lease Year Four	$378,595.00
Lease Year Five	$384,003.50

Lease Year Six	$389,412.00

Lease Year Seven	$394,820.50

Lease Year Eight	$400,229.00

Lease Year Nine	$405,637.50

Lease Year Ten	$411,046.00

Notwithstanding the foregoing, Tenant shall be responsible for Tenant Electric and Tenant janitorial charges at the rate of $1.35 per square foot per annum during the Rent Concession Period. The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.3 of this Agreement for the respective Renewal Term.

3.3 The Tenant shall punctually pay the applicable Basic Rent in equal monthly installments in advance on the first day of each month during the Term, with the exception of Basic Rent for the first full calendar month of the Term and for any period of less than a full calendar month at the beginning of the Term. The Tenant shall pay the Basic Rent for the first full calendar month of the Term upon execution and delivery of this Agreement. The Tenant shall punctually pay the Basic Rent for a period of less than a full calendar month at the beginning of the Term on the Commencement Date.

3.4 The Basic Rent and the Additional Rent for any period of less than a full calendar month shall be prorated. In the event that any installment of Basic Rent cannot be calculated by the time payment is due, such portion as is then known or calculable shall be then due and payable; and the balance shall be due upon the Landlord's giving notice to the Tenant of the amount of the balance due.

3.5 The Additional Rent for the Leased Premises during the Term shall be promptly paid by the Tenant in the respective amounts and at the respective times set forth in this Agreement.

3.6 Except in accordance with Section 44.4, that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due shall incur a late charge equal to the sum of: (i) five (5%) percent of that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due and (ii) interest on that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due at the Base Rate(s) in effect from time to time plus two (2) additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such late charge due from the Tenant shall be due immediately.

3.7 Any amount of Rent or other amount which is due upon execution and delivery of this Agreement shall be paid by the Tenant to the Landlord through the Boston Properties on-line Tenant Portal for which an invite will be sent to Tenant from the VersaPay ARC platform from the email address noreply@versapay.com (please contact Landlord at ARDept@bxp.com with any inquiries respecting VersaPay); or either (i) electronic funds (ACH) transfer to Bank of America (Dallas, Texas), ABA #111 000 012, for credit to the account of Boston Properties L.P., account no. 3756454460, (ii) overnight courier to Bank of America Wholesale Lockbox, Boston Properties Limited Partnership 3557, MA5-527-02-07, 2 Morrissey Boulevard, Dorchester, Massachusetts 02125, or (iii) mail to Boston Properties Limited Partnership, P. O. Box 3557, Boston, Massachusetts 02241-3557.  By notice to the Tenant from time to time, the Landlord may change the foregoing payment instructions with regard to amounts not previously paid.

3.8 If any sum payable by the Tenant under this Agreement is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of the Landlord hereunder, the Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover the Landlord's administrative expenses and overhead for processing, and (ii) after the second  occurrence of a returned check in any twelve (12) month period, or after a third occurrence over the Term, to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

4 Term.

4.1 The Initial Term shall commence on the Commencement Date and shall continue for ten (10) years and nine (9) full Calendar months, unless sooner terminated in accordance with section 24 of this Agreement. The Term shall commence on the Commencement Date and shall continue until the later of the conclusion of the Initial Term or the conclusion of any Renewal Term, unless sooner terminated in accordance with section 24 of this Agreement. Notwithstanding the foregoing, the Tenant may occupy 5,040 square feet on the third floor of 202 Carnegie Center pursuant to the License Agreement, attached hereto as Exhibit I and made a part hereof (“the License Agreement”) during the construction of the Landlord’s Work as temporary office space.

4.2 Unless the condition contemplated by subsection 4.3 of this Agreement occurs, the Commencement Date shall be the Substantial Completion Date, adjusted to an earlier date to compensate the Landlord for the cumulative number of days of Tenant Delay.

4.3 In the event the Tenant takes possession of, or occupies, the Leased Premises for the conduct of business earlier than the Substantial Completion Date, the Commencement Date shall be the first date of such earlier taking of possession or occupancy, as adjusted to an earlier date to compensate the Landlord for the cumulative number of days of Tenant Delay.

4.4 Once it is ascertained in accordance with subsections 4.2 and 4.3 of this Agreement, the Landlord shall give prompt notice of the Commencement Date to the Tenant and such notice shall additionally include the information required by subsection 44.2; and if the Tenant does not object thereto by notice given to the Landlord within ten (10) business days of the Landlord's notice, the date set forth in the Landlord's notice shall thereafter be conclusively presumed to be the Commencement Date.

4.5 The Rent Commencement Date shall be that date which is the day immediately following the expiration of the “Rent Concession Period”, as hereinafter defined. The period from and including the Commencement Date through the day preceding the Rent Commencement Date (the “Rent Concession Period”) shall be nine (9) months.  During the Rent Concession Period, Tenant shall be responsible for the payment of janitorial charges at the rate of $1.35 per square foot per annum and Tenant Electric Charges. After the Rent Concession Period, janitorial charges are included in the Basic Rent set forth in Section 3.2.

5 Preparation of the Leased Premises.

5.1 The Landlord shall perform, at the Landlord’s sole cost and expense, the Landlord’s Work. Otherwise, and subject to the completion of the Landlord’s Work, the Tenant shall accept the Leased Premises on the Commencement Date in its then “AS IS” condition. The “Landlord’s Work shall mean, using Building Standard materials and methods, performing the alterations, improvements and other modifications to the Leased Premises as shown on the space plan prepared by Ware Malcomb, dated July 2, 2024, a copy of which is attached hereto as Exhibit H (the “Space Plan”), which Space Plan work includes but is not limited to: (a) installing full glass inserts and glass doors at al office, huddle rooms, and conference rooms; (b) installing full double glass entry doors in the Boardroom; (c) replacing all ceiling tiles in the Leased Premises; and (d) re-lamping existing light fixtures with new LED lamps. The Tenant shall select the single color of the paint to be applied, and the carpeting and the VCT flooring to be installed as part of the Landlord’s Work from the Landlord’s samples within fourteen (14) days after the later to occur of (i) the execution and delivery to the Landlord of this Agreement by the Tenant, and (ii) the execution and delivery to the Tenant of this Agreement by the Landlord. The design and construction of any alterations, improvements or other modifications to the Leased Premises in addition to the Landlord’s Work made at the request of the Tenant shall be at the sole cost and expense of the Tenant.  The Tenant shall pay such additional design and construction costs to the Landlord within thirty (30) days after the invoicing therefor.

5.2 The Tenant, using its own contractors, desires to install telecommunications and data wiring and cabling, and furniture, fixtures and equipment in the Leased Premises prior to the Substantial Completion Date. The Landlord shall give to the Tenant at least thirty (30) days’ advance notice of the Landlord’s projected date of the Substantial Completion Date granting access to the Leased Premises to the Tenant and its contractors to perform such installations. The Tenant and its contractors may have access to the Leased Premises prior to the Substantial Completion Date to perform such installations provided that the Tenant (i) complies with its obligations under section 12 and 14 of this Agreement, and (ii) hereby acknowledges that such access and installation may cause Tenant Delay.

5.3 The Tenant shall timely comply on a continuing basis with each of its obligations under sections 12 and 14 of this Agreement in advance of, and while, any of its employees, contractors or other agents are present in the Building or on the Property performing any alterations, improvements or other modifications in or other preparation of the Leased Premises.

5.4  Landlord shall use commercially reasonable efforts to cause the Substantial Completion Date to occur by no later than eight (8) months after the date hereof (the “Intended Completion Date”). If, due solely as a result of Landlord Delay, the Substantial Completion Date does not occur by the Intended Completion Date, then Tenant shall be entitled to a per diem rent credit (the “Delay Rent Credit”) equal to number of days in the period commencing on the Intended Completion Date and ending on the date upon which Landlord causes the Substantial Completion Date to occur (which Delay Rent Credit may be applied by Tenant against the next installments of Basic Rent payable under this Lease and, at Tenant’s option, before or after the expiration of any other offsets, abatements or credits in Tenant’s favor). Notwithstanding the foregoing, the Initial Term shall be extended day for day equal to the period of time of any Delay Rent Credit.

6 Options.

6.1 If, prior to the date of exercise thereof (a)(i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it and (b) there shall not have been a History of Recurring Events of Default, the Tenant shall have two (2) options, exercisable exclusively at the time and in the manner set forth below in subsection 6.2 of this Agreement, to extend the Term for one additional period of five (5) years' duration per each option.  The periods to which these options relate shall respectively commence upon the end of the respective Expiring Term.  Each option shall be defined as an "Option to Renew."

6.2 In the event the Tenant is interested in exercising the next available Option to Renew, the Tenant shall give timely notice of the Tenant's exercise of the next available Renewal Option no earlier than 12, and no later than 9 months prior to the end of the Expiring Term. Within four weeks of the giving of such notice, the Landlord shall give notice to the Tenant of the Landlord’s quotation of the Market Rental Rate for the Leased Premises during the Renewal Term. Tenant shall notify Landlord, within thirty (30) days of receipt of such Landlord’s quotation and indicate in that notice whether or not the Landlord’s quotation of the Market Rental Rate for the Leased Premises during the applicable Renewal Term, as set forth in the Landlord’s notice, is acceptable.  If Tenant rejects Landlord’s quotation of the Market Rental Rate, the Market Rental Rate shall be determined in accordance with Section 33.1.  Regardless of the final determination of Market Rental Rate in accordance with Lease, Tenant’s election to proceed with the Renewal Term shall be made no later than 9 months prior to the end of the Expiring Term.  In the event the Tenant fails timely to notify the Landlord of its interest in exercising the next available Option to Renew or timely to exercise the next available Option to Renew, the Option to Renew shall thereupon expire.

6.3 The Basic Rent for the Leased Premises during the applicable Renewal Term shall be the Landlord’s quotation of the Market Rental Rate for the Leased Premises during the applicable Renewal Term, as set forth in the Landlord's notice to the Tenant, unless the Tenant in its response to Landlord’s notice of the Market Rental Rate affirmatively indicates that the Landlord’s quotation of the Market Rental Rate set forth in the Landlord’s notice is not acceptable, in which case the Basic Rent for the Leased Premises during the respective Renewal Term shall be the Market Rental Rate as determined in accordance with the procedure described in subsection 33.1 of this Agreement.

6.4 The Option to Renew may not be exercised by any person other than the original Tenant, Y-mAbs Therapeutics, Inc., or an assignee of the Tenant to which the Tenant has assigned this Agreement in accordance with the terms of subsection 17.6 of this Agreement.

7 Use and Occupancy.

7.1 The Tenant shall continuously occupy and use the Leased Premises during the Term exclusively as an executive and administrative office.

7.2 In connection with the Tenant's use and occupancy of the Leased Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

7.2.1 the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating not insignificantly increased risk of, or damage from, fire, explosion or other casualty;

7.2.2 the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord or any tenant of Other Leased Premises or (b) making any such types or amounts of insurance coverage unavailable or less available to the Landlord or any tenant of Other Leased Premises;

7.2.3 to the extent they are not inconsistent with this Agreement, the Tenant and the Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit D, and with any changes made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Leased Premises;

7.2.4 the Tenant and the Tenant's employees, other agents and Guests shall not create,

permit or continue any Nuisance in or around the Carnegie Center Complex, the Leased Premises, the Other Leased Premises, the Building, the Common Facilities and the Property;

7.2.5 the Tenant and the Tenant's employees, other agents and Guests shall not permit the Leased Premises to be regularly occupied by more than one individual per two hundred (1:200) square feet of gross rentable floor space of the Leased Premises;

7.2.6 the Tenant and the Tenant's employees, other agents and Guests shall comply with all Federal, state and local statutes, ordinances, rules, regulations and orders as they pertain to the Tenant's use and occupancy of the Leased Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole;

7.2.7 the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the Property, the Building, the Common Facilities or any portions thereof, any other improvements on the Property and the Carnegie Center Complex, except that this subsection shall not require the Tenant to make any changes that may be required thereby that are generally applicable to the Building as a whole;

7.2.8 the Tenant and the Tenant's employees, other agents and Guests shall not bring or discharge any substance (solid liquid or gaseous), or conduct any activity, in or on the Carnegie Center Complex, the Property, the Building, the Common Facilities or the Leased Premises that shall have been identified by the scientific community or by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. 23.11 et seq.) and the Industrial Site Recovery Act (13 N.J.S.A. 1 K-6 et seq.), as they may be amended), ordinance, rule, regulation or order as toxic or hazardous to health or to the environment, other than typical materials found in an office;

7.2.9 the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Leased Premises in excess of the rated capacity of the electrical conductors and safety devices including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Leased Premises and, without the prior written consent of the Landlord in each instance, which shall not be unreasonably withheld, conditioned or delayed, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Leased Premises other than typical professional office equipment such as computers, computer servers, typewriters, copiers, telephone systems, coffee machines and table top microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above limits;

7.2.10 on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes (other than Taxes) charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's use and occupancy of the Leased Premises; and

7.2.11 the Tenant shall not initiate any appeal or contest of any assessment or collection of Taxes for any period without, in each instance, the prior written consent of the Landlord which, without being deemed unreasonable, the Landlord may withhold if the Building was not ninety (90%) percent occupied by paying tenants throughout that period or if the Tenant is not joined by tenants of Other Leased Premises that leased throughout that period, and that are then leasing, at least eighty (80%) percent of all Other Leased Premises, determined by their gross rentable floor space.

8 Utilities, Services, Maintenance and Repairs.

8.1 The Landlord shall provide or arrange for the provision of:

8.1.1 such maintenance and repair of the Building (except the Leased Premises (except as expressly provided herein) and Other Leased Premises); the Common Facilities; and the building standard heating, ventilation and air conditioning systems, any plumbing systems and the electrical systems in the Building, the Common Facilities, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

8.1.2 such janitorial services for the Building, the Leased Premises and Other Leased Premises as are set forth in Exhibit F attached hereto and such garbage removal from the Building and the Common Facilities as is customarily provided for first class office buildings in the immediate area;

8.1.3 water to the Building and, if the appropriate plumbing has been installed therein, the Leased Premises and Other Leased Premises;

8.1.4 sewage disposal for the Building;

8.1.5 passenger elevator service for the Building;

8.1.6 snow and ice clearance from, and sweeping of, Parking Facilities and driveways which are part of the Property or the Common Facilities;

8.1.7 the maintenance of landscaping which is part of the Property or the Common Facilities;

8.1.8 a perimeter card reader system which permits entry to the Building on a twenty four hour, seven day a week basis; and

8.1.9 a roving security guard for the Carnegie Center Complex on a twenty four hour, seven day a week basis.

8.2 The Landlord shall provide or arrange for the provision of:

8.2.1 such maintenance and repair of the Leased Premises as is customarily provided for leased premises in first class office buildings in the immediate area, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the Tenant's furniture, furnishings, equipment including, without limiting the generality of the foregoing, any supplemental air conditioning equipment installed by or at the request of the Tenant at any time, and other property;

8.2.2 such maintenance and repair of the Other Leased Premises as is customarily provided for leased premises in first class office buildings in the immediate area, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the respective tenants' furniture, furnishings, equipment and other property;

8.2.3 the electricity required for the operation of the Building, the Property and the

Common Facilities during Regular Business Hours and, on a reduced service basis, during other than Regular Business Hours, and, at all times, the electricity required for the Leased Premises and Other Leased Premises;

8.2.4 such building standard heat, ventilation and air conditioning for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area for the comfortable use of the Building during Regular Business Hours; and

8.2.5 heated water to the Building (except the Leased Premises and Other Leased Premises, unless the appropriate plumbing, fixtures and hot water heating units have been installed therein); and

8.2.6 during other than Regular Business Hours, upon request either (i) using a dial-up procedure provided by the Landlord, or (ii) faxed by the Tenant to the Landlord or submitted to the Landlord using the Landlord’s Internet based service request system, in either case, by (a) 3:00 p.m. on the business day in question, or (b) in the case of any weekend day, Legal Holiday or the morning hours of a business day immediately following a weekend or Legal Holiday, the Tenant shall submit its request by 3:00 p.m. on the  business day immediately prior to such day(s) in question, the Landlord shall provide heat, ventilation and air conditioning on a full service basis on such day(s) in question at a cost to the Tenant of $100.00 per hour or partial hour of use per floor.

8.3 Except as specifically set forth in subsections 8.1 and 8.2.1 of this Agreement, the Tenant shall maintain and repair the Leased Premises and any equipment above building standard installed by, or at the request of, the Tenant and keep the Leased Premises and the foregoing in as good condition and repair, reasonable wear and use and damage by casualty excepted, as the Leased Premises are upon the respective completion of any improvements contemplated by sections 5 or 12 of this Agreement.

8.4 Notwithstanding anything contained in this Agreement to the contrary, if the Landlord or any Affiliate of the Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by the Landlord pursuant to this Agreement, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either the Landlord or the Landlord’s property manager, an independent contractor of the Landlord or the Landlord’s property manager (the “Service Provider”).  If the Tenant is subject to a charge under this Agreement for any such service, then, at the Landlord’s direction, the Tenant shall pay such charge either to the Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) the Landlord shall credit such payment against Additional Rent due from the Tenant under this Agreement for such service, and (ii) such payment to the Service Provider shall not relieve the Landlord from any obligation under this Agreement concerning the provisions of such service.

9 Allocation of the Expense of Utilities, Services, Maintenance, Repairs and Taxes.

9.1 All Tenant Electric Charges shall be borne by the Tenant.

9.2 Between the Commencement Date and the end of the No Pass Through Period, the Tenant's Share of all Operational Expenses and Taxes incurred during such period shall be borne by the Landlord.

9.3 Between the day after the end of the No Pass Through Period and the end of the Term, the Tenant's Share of Operational Expenses and Taxes incurred during each annual or shorter period ending on (a) December 31 of each year and (b) the end of the Term shall be borne as follows:

9.3.1 the Tenant's Share of: Operational Expenses and Taxes incurred during each such period of twelve (12) months (or shorter period), up to the amounts of Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than twelve (12) months), shall be borne by the Landlord; and

9.3.2 the Tenant's Share of: the amounts by which Operational Expenses and Taxes incurred during each such period of twelve (12) months (or shorter period) exceed Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than twelve (12) months) shall be allocated to, and borne by, the Tenant as more specifically set forth in section 10 of this Agreement.

10 Computation and Payment of Allocated Expenses of Utilities, Services, Maintenance, Repairs, Taxes and Capital Expenditures.

10.1 The Tenant shall promptly pay the following additional amounts to the Landlord at the respective times set forth below:

10.1.1 commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth (1/12) of the Tenant's Share of the amount by which Taxes for the then current calendar year exceeds Base Year Taxes, computed in accordance with subsection 10.5 of this Agreement;

10.1.2 within thirty (30) days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Taxes for such period and the actual amount of Taxes for such period, in either case in excess of Base Year Taxes, computed in accordance with subsection 10.6 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.1 and 10.5 of this Agreement, or if the Lease has expired or earlier terminated, refund to Tenant);

10.1.3 commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth (1/12) of the Tenant's Share of the amount by which Operational Expenses for the then current calendar year exceed Base Year Operational Expenses, computed in accordance with subsection 10.7 of this Agreement;

10.1.4 within thirty (30) days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Operational Expenses for such period and the actual amount of Operational Expenses for such period, in either case in excess of Base Year Operational Expenses, computed in accordance with subsection 10.8 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.3 and 10.7 of this Agreement, or if the Lease has expired or earlier terminated, refund to Tenant);

10.1.5 commencing with the first day of the first month after the Landlord gives any notice contemplated by subsection 10.9 of this Agreement to the Tenant and continuing on the first day of each month thereafter until the earlier of (a) the end of the Term or (b) the last month of the useful life set forth in the respective notice, one-twelfth (1/12) of the Tenant's Share of any Annual Amortized Capital Expenditure, computed in accordance with subsection 10.9 of this Agreement;

10.1.6 on the first day of each month during the Term, the monthly Tenant Electric Charges, computed in accordance with subsection 10.10 of this Agreement; and

10.1.7 within fifteen (15) days after being billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operational Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant or the amount of any expenditure incurred for maintenance or repair of damage to the Building, the Common Facilities, the Property, the Leased Premises or the Other Leased Premises caused directly or indirectly, in whole or in part, by the active or passive negligence or intentional act of the Tenant or any of its employees, other agents or Guests.

10.2 “Operational Expenses" means all expenses paid or incurred by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property and their operation and maintenance determined in accordance with generally applied real estate accounting practice (other than Taxes (which are separately allocated to the Tenant in accordance with subsections 10.1.1 and 10.1.2 of this Agreement), Capital Expenditures (which are separately allocated to the Tenant in accordance with subsection 10.1.5 of this Agreement) and those expenses contemplated by subsections 10.6 and 10.8 of this Agreement)) including, without limiting the generality of the foregoing:

10.2.1 Utilities Expenses;

10.2.2 the expense of providing the services, maintenance and repairs contemplated by subsections 8.1, 8.2.1 and 8.2.2 of this Agreement, whether furnished by the Landlord's employees or by independent contractors or other agents;

10.2.3 wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are not represented by a union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the immediate area which are unionized) made to or on behalf of any employees of the Landlord performing services rendered in connection with the operation and maintenance of the Building, the Common Facilities and the Property, including, without limiting the generality of the foregoing, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, the Common Facilities and the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, other tradesmen, other persons engaged in the operation and maintenance of the Building, Common Facilities and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel;

10.2.4 the uniforms of all employees and the cleaning, pressing and repair thereof;

10.2.5 premiums and other charges incurred by the Landlord with respect to all insurance relating to the Building, the Common Facilities and the Property and the operation and maintenance thereof, including, without limitation: property and casualty, fire and extended coverage insurance, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability insurance; elevator, boiler and machinery insurance; excess liability coverage insurance; use and occupancy insurance; workers' compensation and health, accident, disability and group life insurance for all employees; and casualty rent insurance;

10.2.6 sales and excise taxes and the like upon any Operational Expenses and Capital Expenditures;

10.2.7 management fees of any independent managing agent for the Property, the Building or the Common Facilities; and if there shall be no independent managing agent, or if the managing agent shall be a person affiliated with the Landlord, the management fees that would customarily be charged for the management of the Property, the Building and the Common Facilities by an independent, first class managing agent in the immediate area;

10.2.8 the cost of replacements for tools, supplies and equipment used in the operation, service, maintenance, improvement, inspection, repair and alteration of the Building, the Common Facilities and the Property;

10.2.9 the cost of repainting or otherwise redecorating any part of the Building or the Common Facilities;

10.2.10 decorations for the lobbies and other Common Facilities in the Building;

10.2.11 the cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building, the Property and the Common Facilities;

10.2.12 an allocable share of service, replacement, repair, maintenance and other charges assessed from time to time by the Carnegie Center Owners Association II to the Building;

10.2.13 all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and

10.2.14 any and all other expenditures of the Landlord in connection with the operation, alteration, repair or maintenance of the Property, the Common Facilities or the Building as a first-class office building and facilities in the immediate area which are properly treated as an expense fully deductible as incurred in accordance with generally applied real estate accounting practice.

10.3 "Capital Expenditures" means the following expenditures incurred or paid by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property:

10.3.1 all costs and expenses incurred by the Landlord in connection with retro-fitting the entire Building or the Common Facilities, or any portion thereof, to comply with any change in Federal, state or local statute, rule, regulation, order or requirement which change takes effect after the date of this Agreement;

10.3.2 all costs and expenses incurred by the Landlord to replace and improve the Property, the Building or the Common Facilities or portions thereof for the purpose of continued operation of the Property, the Building and the Common Facilities as a first class office complex in the immediate area; and

10.3.3 all costs and expenses incurred by the Landlord in connection with the installation of any energy, labor or other cost saving device or system on the Property or in the Building or the Common Facilities to the extent such installation was reasonably calculated to engender savings.

10.4 Neither "Operational Expenses" nor "Capital Expenditures" shall include any of the following:

10.4.1 principal or interest on indebtedness, debt amortization or ground rent paid by the Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Property;

10.4.2 any capital expenditure, or amortized portion thereof, other than those included in the definition of Capital Expenditures set forth in subsection 10.3 above;

10.4.3 expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant or which is not made generally to or for the benefit of the Building or the Property;

10.4.4 the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation (other than costs not in excess of the deductible on any insurance maintained by the Landlord which provides a recovery for such repair or replacement), to the extent the Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had the Landlord maintained the insurance required to be maintained by the Landlord under this Agreement;

10.4.5expenditures for repairs, replacements or rebuilding occasioned by any of the events contemplated by section 15 or 16 of this Agreement;

10.4.6 expenditures for costs, including advertising and leasing commissions, legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

10.4.7 expenditures for the salaries and benefits of the executive officers, if any, of the Landlord;

10.4.8 depreciation for the Building, the Common Facilities and any other improvement on the Property;

10.4.9 payments made by the Landlord under any ground lease (except for those payments made for Operational Expenses under such ground lease);

10.4.10 costs incurred in connection with any sale, financing or refinancing of the Building or the Property;

10.4.11 any costs and compensation paid to clerks, attendants or, other persons in commercial concessions in the Building operated by the Landlord;

10.4.12. the costs of removing any unsuitably contained substance (solid, liquid or gaseous) in or on the Property, the Building, the Common Facilities or the Leased Premises that was not introduced by the Tenant and that was identified, on or before the date of this Agreement, by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. §23.11 et seq.) and the Industrial Site Recovery Act (13 N.J.S.A. §1 K-6 et seq.), as they may be amended), ordinance, rule, regulation or order of a governmental agency with jurisdiction as toxic or hazardous to health or to the environment; and

10.4.13 amounts paid by the Landlord as damages or attorney's fees to any person seeking recovery from the Landlord for the Landlord's negligence or intentional misconduct or for the presence of asbestos in the Building.

10.5 As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

10.5.1 Taxes billed, or if a bill has not then been received for the entire period, the Landlord's projection of Taxes to be billed, for the then current calendar year;

10.5.2 the amount of Base Year Taxes;

10.5.3 the amount, if any, by which item 10.5.1 above exceeds item 10.5.2 above; and

10.5.4 the Tenant's Share of item 10.5.3 above.

10.6 As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

10.6.1 the actual amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

10.6.2 the Landlord's previously projected amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

10.6.3 the difference obtained by subtracting item 10.6.2 above from item 10.6.1 above; and

10.6.4 the Tenant's Share of item 10.6.3 above.

10.7 As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

10.7.1 the Landlord's projection of annual Operational Expenses for the current period (if any portion thereof is during the Term);

10.7.2 the amount of the Base Year Operational Expenses;

10.7.3 the amount, if any, by which item 10.7.1 above exceeds item 10.7.2 above; and

10.7.4 the Tenant's Share of item 10.7.3 above.

10.8 As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

10.8.1 the actual amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the

Term);

10.8.2 the Landlord's previously projected amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

10.8.3 the difference obtained by subtracting item 10.8.2 above from item 10.8.1 above; and

10.8.4 the Tenant's Share of item 10.8.3 above.

10.9 As soon as practicable after incurring any Capital Expenditure, the Landlord shall furnish the Tenant with a notice setting forth:

10.9.1 a description of the Capital Expenditure and the subject thereof;

10.9.2 the date the subject of the respective Capital Expenditure was first placed into service and the period of useful life selected by the Landlord in its reasonable discretion in connection with the determination of the Annual Amortized Capital Expenditure;

10.9.3 the amount of the Annual Amortized Capital Expenditure; and

10.9.4 the Tenant’s Share of item 10.9.3 above.

10.10 Tenant Electric Charges shall be initially charged at the rate of $1.75 per rentable square foot per year.  From time to time, whenever the Landlord’s estimate of Tenant Electric Charges changes, the Landlord shall furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month. Unless the Tenant desires to question the Landlord's then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord's then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this subsection 10.10 of this Agreement.  If the Tenant desires to question the Landlord's estimate of Tenant Electric Charges, provided that the Tenant has completed its initial build-out of the Leased Premises, has fully staffed the Leased Premises and is utilizing such quantity of utility service which the Tenant reasonably projects will be the average quantity of utility service which the Tenant will use throughout the Term, the Tenant shall give notice to the Landlord of its desire. Upon receipt of the Tenant's notice, the Landlord shall obtain, at the Tenant's expense, a reputable, independent electrical engineer's formal written estimate and computation of the Tenant Electric Charges. The engineer's estimate and computation of Tenant Electric Charges shall thereupon control for a twelve (12) month period commencing with the date as of which it is given effect as to Tenant Electric Charges, and until the Landlord furnishes the Tenant with a subsequent notice setting forth its estimate of Tenant Electric Charges per month, except to the extent that the Landlord may increase them in proportion to increases in Utilities Expenses during the same period. Notwithstanding the foregoing, Landlord agrees not the increase the rate of $1.75 per rentable square foot for the Leased Premises during the first five (5) years of the Initial Term.

10.11 Subject to the provisions of this subsection 10.11 and provided that no Event of Default exists, the Tenant shall have the right to examine the correctness of the Landlord’s statement of the actual amount of Operational Expenses and Taxes as set forth in the notices required by subsections 10.6 and 10.8 or any item contained therein:

10.11.1 Any request for examination with respect to any calendar year during the Term may be made by notice from the Tenant to the Landlord no more than ninety (90) days after the date (the “Operational Expenses and Taxes Statement Date”) on which the Landlord provides to the Tenant a statement of the actual amount of the Operational Expenses and Taxes with respect to such calendar year and only if the Tenant shall have fully paid such amount.  Such notice shall set forth in reasonable detail the matters questioned.  Any such examination must be completed and the results communicated to the Landlord no more than one hundred eighty (180) days after the Operational Expenses and Taxes Statement Date.

10.11.2 The Tenant hereby acknowledges and agrees that the Tenant’s sole right to contest an Operational Expenses and Taxes statement shall be as expressly set forth in this subsection 10.11.  The Tenant hereby waives any and all other rights pursuant to applicable law to inspect the Landlord’s books and records and/or to contest such Operational Expenses and Taxes statement.  If the Tenant shall fail to timely exercise the Tenant’s right to inspect the Landlord’s books and records as provided in this subsection 10.11 with respect to any calendar year, or if the Tenant shall fail to timely communicate to the Landlord the results of the Tenant’s examination as provided in this subsection 10.11 with respect to any calendar year, the Landlord’s statement of Operational Expenses and Taxes with respect to such calendar year shall be conclusive and binding on the Tenant.

10.11.3 So much of the Landlord’s books and records pertaining to the Operational Expenses and Taxes for the specific matters questioned by the Tenant for the calendar year included in the Landlord’s statement shall be made available to the Tenant either electronically or during normal business hours at the offices where the Landlord keeps such books and records or at another location (within 50 miles of the Property), as determined by the Landlord, within a reasonable time after the Landlord timely receives the notice from the Tenant to make such examination pursuant to this subsection 10.11.

10.11.4 The Tenant shall have the right to make such examination no more than once with respect to any calendar year for which the Landlord has given the Tenant a statement of the Operational Expenses and Taxes.

10.11.5 Such examination may be made only by a qualified employee of the Tenant or a qualified independent certified public accounting firm. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

10.11.6 As a condition to performing any such examination, the Tenant and its examiners shall be required to execute and deliver to the Landlord an agreement, in form acceptable to the Landlord, agreeing to keep confidential any information which it discovers about the Landlord, the Property, the Building or the Leased Premises in connection with such examination.

10.11.7 No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Leased Premises.

10.11.8 All costs and expenses of any such examination shall be paid by the Tenant, unless it is determined that Landlord overcharged Tenant in excess of 5%, in which event, all reasonable costs and expenses of such examination shall be paid by Landlord.

10.12 The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in subsections 10.2 and 10.3 of this Agreement, respectively, shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement.

10.13 In the event that there is located in the Leased Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), the Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment, the Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof.  The Tenant shall directly pay to the utility all electric consumption on any such meter and shall pay to the Landlord, as Additional Rent, all electric consumption on any such check meter within thirty (30) days after being billed thereof by the Landlord, in addition to other electric charges payable by the Tenant under this Agreement.

10.14 In the event that the Tenant purchases any utility service directly from the provider, the Tenant shall, upon Landlord’s request, promptly provide to the Landlord either permission to access the Tenant’s usage information from the utility service provider or copies of the utility bills for the Tenant’s usage of such services in a format reasonably acceptable to the Landlord.

10.15  In determining the amount of Operational Expenses and Taxes for any Lease Year, including the Base Year Operational Expenses and Base Year Taxes, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenant(s) at any time during such Lease Year, Operational Expenses and Taxes shall be determined for such Lease Year to be an amount equal to the Operational Expenses and Taxes which would normally be expected to have been incurred had such occupancy been ninety-five percent (95%) throughout such Lease Year.

11 Leasehold Improvements, Fixtures and Trade Fixtures. All leasehold improvements to the Leased Premises, fixtures installed in the Leased Premises and the blinds and floor treatments or coverings shall be the property of the Landlord, regardless of when, by which party or at which party's cost the item is installed. Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Leased Premises shall be the property of the Tenant, except as may otherwise be set forth in section 23 of this Agreement.

12 Alterations, Improvements and Other Modifications by the Tenant.

12.1 The Tenant shall not make any alterations, improvements or other modifications to the Leased Premises which effect structural changes in the Building or any portion thereof, adversely and materially change the functional utility or rental value of the Leased Premises or, except as may be contemplated by section 5 of this Agreement prior to the Commencement Date, materially affect the mechanical, electrical, plumbing or other systems installed in the Building or the Leased Premises, without Landlord’s prior consent, which will not be delayed but which may be withheld in Landlord’s sole, but reasonable, discretion.

12.2 The Tenant shall not make any other alterations, improvements or modifications to the Leased Premises, the Building or the Property or make any boring in the ceiling, walls or floor of the Leased Premises or the Building unless the Tenant shall have first:

12.2.1 furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications and, if they pertain in any way to the heating, ventilation and air conditioning or other systems of the Building, related engineering design work and specifications regarding, the proposed alterations, improvements or other modifications and, excluding work pursuant to subsection 12.3, if the Tenant elects to perform the work through contractors of its own, paid the Landlord a drawings, specifications and design review fee and, during the course of the work, a construction inspection fee, combined to equal to five (5%) percent of the cost of the work (the Tenant shall furnish to the Landlord, within fifteen (15) days after the substantial completion of such work, a copy of the contractor's Application and Certification for Payment (AIA Document 702) and Continuation Sheet (s) (AIA Document 703) (or similar forms) for the total cost of such work and receipted, detailed invoices therefor;

12.2.2 received a notice from Landlord, acting reasonably, consenting thereto or not received a notice from the Landlord, acting reasonably, objecting thereto in any respect within fifteen (15) days of the furnishing thereof (which shall not be deemed the Landlord's affirmative consent for any purpose);

12.2.3 obtained any necessary or appropriate building permits or other approvals from the Municipality and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of the Municipality; and

12.2.4 met, and continued to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

12.2.4.1 the Tenant shall have sole responsibility for payment of, and shall pay, such contractors;

12.2.4.2 the Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such contractors;

12.2.4.3 the Tenant shall not permit or suffer the filing of any mechanic's notice of intention or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by any such contractor or subcontractor, the Tenant shall forthwith obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the reasonable opinions of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the Common Facilities or any other improvements on the Property, or any portions thereof, and their respective title insurers, be adequate to assure the complete discharge and release thereof;

12.2.4.4 prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work the Tenant shall have delivered to the Landlord (a) all the Tenant's certificates of insurance set forth in section 14 of this Agreement, conforming in all respects to the requirements of section 14 of this Agreement, except that the effective dates of all such insurance policies shall be prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work (if any work is scheduled to begin before the Commencement Date) and (b) similar certificates of insurance from each of the Tenant's contractors providing for coverage in equivalent amounts, together with their respective certificates of workers' compensation insurance, employer's liability insurance and products-completed operations insurance, the latter providing coverage in at least the amount required for the Tenant's commercial general liability and excess insurance, for the benefit of, and shall name, the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and (c) certificates of insurance from each of the Tenant’s contractors providing for builders’ risk insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance and acceptable to the Landlord, that is written on an “all risk” of physical loss or damage basis, for the full replacement cost value, which insurance policy shall be maintained in full force and effect until final completion of the respective work, and none of which insurance policies shall contain a "co-insurance" clause;

12.2.4.5 each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor's workpersons shall be members in good standing;

12.2.4.6 each such contractor shall perform its work in a good and workpersonlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner;

12.2.4.7 there shall be no labor dispute of any nature whatsoever involving any such contractor or any workpersons of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workpersons from the Building, the Common Facilities and the Property; and

12.2.4.8 the Tenant shall have the sole responsibility for the security of the Leased Premises and all contractors' materials, equipment and work, regardless of whether their work is in progress or completed.

12.3 After the Commencement Date, the Tenant shall not apply any wall covering (except latex based flat paint) or other treatment to the walls of the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything contained in subsection 12.2 or subsection 12.3 of this Agreement to the contrary, the Landlord’s consent shall not be required for any purely decorative alterations (e.g., latex based flat paint and carpeting) or any other nonstructural or non-mechanical alterations made to the Leased Premises in the case of any project for non-structural alterations or non-mechanical alterations costing $100,000.00 or less that does not require any governmental approvals, provided that the Tenant gives the Landlord notice of such proposed alterations together with a detailed description and scheduling thereof, at least ten (10) days prior to the commencement of any such work therefor.

13 Landlord's Rights of Entry and Access. The Landlord and its authorized agents shall have the following rights of entry and access to the Leased Premises:

13.1 In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

13.2 Upon at least one business day's prior notice to the Tenant, at any time that does not unreasonably interfere with the Tenant’s use of the Leased Premises for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, including, without limiting the generality of the foregoing, the Leased Premises, the Common Facilities or the Property or for the purpose of repairing, maintaining or cleaning them, whether for the benefit of the Landlord, the Building, all tenants of Other Leased Premises in the Building, or one or more tenants of Other Leased Premises, the Carnegie Center Complex or others. In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property for a reasonable time period, subject to reasonable prior notice to the Tenant, the Building and the Common Facilities and interrupt such services as may be reasonably necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or constructive eviction or requiring an abatement of Rent. However, in accomplishing any such work, the Landlord shall endeavor not to materially interfere with the Tenant's use and enjoyment of the Leased Premises or the conduct of the Tenant's business and to minimize interference, inconvenience and annoyance to the Tenant.

13.3 Upon at least one business day's prior notice to the Tenant, at all reasonable hours for the purpose of operating, inspecting or examining the Building, including the Leased Premises, or the Property.

13.4 At any time after the Tenant has vacated the Leased Premises, for the purpose of preparing the Leased Premises for another tenant or prospective tenant.

13.5 If practicable by appointment with the Tenant, at all reasonable hours for the purpose of showing the Building to prospective purchasers, mortgagees and prospective mortgagees and prospective ground lessees and lessors.

13.6 If practicable by appointment with the Tenant, at all reasonable hours during the last fifteen (15) months of the Term for the purpose of showing the Leased Premises to prospective tenants thereof.

13.7 The mere enumeration of any right of the Landlord within this section 13 of the Agreement shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

13.8 Notwithstanding anything herein to the contrary, except in the case of an emergency or threatened emergency, the Tenant shall have the right to have a Tenant representative present while the Landlord or its representatives are in the Leased Premises.

14 Liabilities and Insurance Obligations.

14.1 The Tenant shall maintain in full force on or before the earlier of (i) the date on which any Tenant first enters the Leased Premises for any reason, or (ii) the Commencement Date, and thereafter throughout and until the end of the Term, and after the end of the Term for so long after the end of the Term as a material amount of the Tenant’s Property remains in the Leased Premises so as to create a reasonable risk of casualty or damage, or the Tenant or anyone acting by, through or under the Tenant may use, be in occupancy of any part of, or have access to the Leased Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage.  Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by the Tenant in this Agreement. The minimum limits of liability of such insurance shall be $3,000,000 per occurrence.  In addition, in the event the Tenant hosts a function in the Leased Premises, the Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as reasonably determined by the Landlord (including liquor liability coverage, if applicable) and provide the Landlord with evidence of the same.

14.2 The Tenant shall maintain at all times during the Term, and during such earlier or later time as the Tenant may be performing work in or to the Leased Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise in the Leased Premises, and continuing thereafter so long as a material amount of the Tenant’s Property remains in the Leased Premises so as to create a reasonable risk of casualty or damage, or the Tenant or anyone acting by, through or under the Tenant may use, be in occupancy of or have access to, any part of the Leased Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” or equivalent type insurance coverage with respect to (i) the Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of the Tenant located at the Leased Premises, (ii) all additions, alterations and improvements made by or on behalf of the Tenant in the Leased Premises or are existing in the Leased Premises as of the date of this Agreement (“Leasehold Improvements”), and (iii) any property of third parties, including, but not limited to, leased or rented property, in the Leased Premises in the Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties (collectively the “Tenant’s Property”).  The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Basic Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year.  The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of the Tenant’s Property.  In addition, during such time as the Tenant is performing work in or to the Leased Premises, the Tenant, at the Tenant’s sole cost and expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work.  The Landlord and such additional persons or entities as the Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section for Leasehold Improvements.  In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with section 15 of this Agreement.  To the extent that the Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, the Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent the Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, the Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both the Landlord and the Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage.  If the loss or damage is not repaired or restored (for example, if this Agreement is terminated pursuant to section 15 of this Agreement), the insurance proceeds shall be paid to the Landlord and the Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

14.3 The Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant first enters the Leased Premises for any reason, or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term that any of the Tenant’s Property remains in the Leased Premises or as the Tenant or anyone acting by, through or under the Tenant may use, be in occupancy of, or have access to the Leased Premises or any portion thereof, (a) automobile liability insurance (covering any automobiles owned or operated by the Tenant at the Carnegie Center Complex); (b) worker's compensation insurance as required by law; and (c) employer's liability insurance.  Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident.  Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

14.4 All insurance required to be maintained by the Tenant pursuant to this Agreement shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the State of New Jersey and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by the Landlord.  All such insurance shall: (1) be acceptable in form and content to the Landlord; and (2) contain a clause requiring the insurer to provide the Landlord thirty (30) days’ prior written notice of cancellation or failure to renew.  All commercial general liability, excess/umbrella liability and automobile liability insurance policies shall be primary and noncontributory.  No liability insurance policy shall contain any self-insured retention greater than $25,000 and no property insurance policy shall contain any self-insured retention greater than $25,000.  Any deductibles and such self-

insured retentions shall be deemed to be “insurance” for purposes of the waiver in subsection 14.12 below. The Landlord reserves the right from time to time to require the Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Leased Premises are located. The minimum amounts of insurance required by this Agreement shall not be reduced by the payment of claims or for any other reason. In the event the Tenant shall fail to obtain or maintain any insurance meeting the requirements of this section 14, or to deliver such policies or certificates as required by this section 14, the Landlord may, at its option, on five (5) days notice to the Tenant, procure such policies for the account of the Tenant, and the cost thereof shall be paid to the Landlord within five (5) days after delivery to the Tenant of invoices therefor.

14.5 To the fullest extent permitted by law, the commercial general liability and auto insurance carried by the Tenant pursuant to this Agreement, and any additional liability insurance carried by the Tenant pursuant to subsection 14.1 of this Agreement, shall name the Landlord, the Landlord's managing agent, and such other persons as listed on Exhibit G-1 or as otherwise reasonably requested by Landlord from time to time as additional insureds (collectively “Additional Insureds”) with respect to liability arising out of or related to this Agreement or the operations of the Tenant.  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord, the Landlord's managing agent, or other Additional Insureds.  Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which the Tenant satisfies its obligations under this section 14 must provide coverage to the Additional Insureds that is primary and non-contributory.

14.6 On or before the earlier of (i) the date on which any Tenant first enters the Leased Premises for any reason or (ii) the Commencement Date, the Tenant shall furnish the Landlord or through Landlord’s preferred vendor for tracking and storing insurance certificates, with certificates evidencing the insurance coverage required by this Agreement, and renewal certificates shall be furnished to the Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished.  Acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached hereto as Exhibit G-2 and Exhibit G-3. Failure by the Tenant to provide the certificates required by this subsection 14.6 shall not be deemed to be a waiver of the requirements in this subsection 14.6.  Landlord reserves the right to use a third-party to manage Tenant’s insurance requirements hereunder.  Tenant hereby advises Landlord that Tenant’s contact for insurance matters is Nancy Mladenovic (nml@ymabs.com) In the event Landlord chooses to do so, Landlord’s service provide will contact Tenant to provider further information

14.7 The Tenant shall require its subtenants and other occupants of the Leased Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that the Tenant is required to indemnify the Landlord Parties pursuant to section 27 of this Agreement, and to maintain insurance that meets the requirements of this section 14, and otherwise to comply with the requirements of this section 14, provided that the terms of this subsection 14.7 shall not relieve the Tenant of any of its obligations to comply with the requirements of this section 14.  The Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this section 14 have been met and shall forward such certificates to the Landlord on or before the earlier of (i) the date on which the subtenant or other occupant first enters the Leased Premises or (ii) the commencement date of the sublease.  The Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

14.8 The Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building and/or the fixtures, equipment and property therein carried by the Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Leased Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect the Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the property of the Landlord in amounts reasonably satisfactory to the Landlord.

14.9 If, because of anything done, caused or permitted to be done, or omitted by the Tenant (or its subtenant or other occupants of the Leased Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or the Property or on the property and equipment of the Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, the Tenant shall reimburse the Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by the Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on the Landlord's demand.

14.10 Any or all of the Landlord’s insurance may be provided by blanket coverage maintained by the Landlord or any Affiliate of the Landlord under its insurance program for its portfolio of properties, or by the Landlord or any Affiliate of the Landlord under a program of self insurance, and in such event Operational Expenses shall include the portion of the reasonable cost of blanket insurance or self insurance that is allocated to the Building.

14.11 The Landlord shall not be obligated to insure and shall not assume any liability of risk of loss for the Tenant’s Property, including any such property or work of the Tenant’s subtenants or occupants.  The Landlord shall also have no obligation to carry insurance against, nor be responsible for, any loss suffered by the Tenant, subtenants or other occupants due to interruption of the Tenant’s or any subtenant’s or occupant’s business.

14.12 To the fullest extent permitted by law, and notwithstanding any term or provision of this Agreement to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of the Landlord, against all Tenant Parties, and in the case of the Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Agreement or which would have been so insured had the party carried the insurance it was required to carry hereunder.  The Tenant shall obtain from its subtenants and other occupants of the Leased Premises a similar waiver and release of claims against any or all of the Tenant or the Landlord.  In addition, the parties hereto (and in the case of the Tenant, its subtenants and other occupants of the Leased Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Agreement pursuant to which the insurance company waives subrogation so long as no material additional premium is charged for such waiver.  The insurance policies required by this Agreement shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section.  The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

14.13 During such times as the Tenant is performing work or having work or services performed in or to the Leased Premises, the Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects.  The amounts and terms of all such insurance are subject to the Landlord’s written approval, which approval shall not be unreasonably withheld.  The commercial general liability and auto insurance carried by the Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services.  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord, the Landlord's managing agent, or other Additional Insureds.  Such insurance shall also waive any right of subrogation against each Additional Insured.  The Tenant shall obtain and submit to the Landlord, prior to the earlier of (i) the entry onto the Leased Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

14.14 Landlord’s Insurance.

(a) Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” or equivalent type insurance form, with customary exceptions, subject to such deductibles and self insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Leased Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses for the Building. Payment for losses thereunder shall be made solely to Landlord.

(b) Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Carnegie Center Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or the Carnegie Center Complex. The cost of all such additional insurance shall also be part of the Operating Expenses for the Building.

(c) Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Building shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(d) No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

15 Casualty Damage to Building or Leased Premises.

15.1 In the event of any damage to the Building or any portion thereof by fire or other casualty, with the result that the Leased Premises are rendered unusable, in whole or in part, or not reasonably accessible to and from the Building’s Common Facilities, within thirty (30) business days of the occurrence of the casualty the Landlord shall determine and give notice of its determination to the Tenant whether, due to the extent of damage and the Landlord’s analysis of the economic feasibility of rebuilding or restoring, the Landlord intends not to rebuild or restore the Building or, if the Landlord shall not have made that determination, the Landlord’s reasonable opinion of the period of time required to restore the Building and the Leased Premises to their condition immediately prior to the occurrence of the respective casualty (exclusive of any improvements constructed, installed or added in the Leased Premises as contemplated by section 5 or 12 of this Agreement).

15.1.1 If the Landlord gives timely notice of its determination that it does not intend to rebuild or restore, due to the extent of damage and the Landlord’s analysis of the economic feasibility of rebuilding or restoring, then this Agreement and the Term shall terminate effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's surrender with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty.

15.1.2 Otherwise, if, in the Landlord’s reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take more than two hundred forty (240) days (inclusive of a reasonable period for adjustment of the Landlord’s insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer), then either the Landlord or the Tenant may elect to terminate the Term and this Agreement (effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty) by timely notice of its election to the other. Notice of the Landlord's election to terminate, if any, shall be given to the Tenant within the thirty (30) business day period contemplated by subsection 15.1 of this Agreement. If the Landlord shall not timely elect to terminate the Term and this Agreement, notice of the Tenant’s election to terminate, if any, shall be given to the Landlord within the thirty (30) day period immediately succeeding the Landlord’s giving notice to the Tenant of the Landlord’s estimated period to rebuild or restore.

15.1.3 If (a) in the Landlord’s reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take more than two hundred forty (240) days (inclusive of a reasonable period for adjustment of the Landlord’s insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer) and neither the Landlord nor the Tenant shall have timely exercised their respective rights to terminate contemplated by subsection 15.1.2 of this Agreement or (b) in the Landlord’s reasonable opinion, the restoration contemplated by subsection 15.1 of this Agreement will take two hundred forty (240) days or less (inclusive of a reasonable period for adjustment of the Landlord’s insurance claim, but exclusive of any period for resort to a formal dispute resolution forum with the insurer), then this Agreement shall remain in effect and the Landlord shall restore the Building and the Leased Premises as contemplated by subsection 15.1 of this Agreement. Under the circumstances contemplated by clause (b) of this subsection 15.1.3 or if pursuant to clause (a), the contemplated restoration time period, if the Landlord shall not have timely restored the Building and the Leased Premises as contemplated by subsection 15.1 of this Agreement, the Term shall terminate upon the expiration of ninety (90) additional days (without the Landlord's completion of its restoration obligation in the interim) after the Tenant shall have given prompt notice that the Landlord has not completed its restoration obligations on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty).

15.2 Under the circumstances contemplated by subsection 15.1 of this Agreement, Rent shall abate from the date of the casualty until such time as the Building and the Leased Premises are again restored by the Landlord as contemplated by subsection 15.1 of this Agreement by the amount which bears the same proportion to the Rent otherwise payable during such period as the gross rentable floor space of the Leased Premises which are rendered unusable or not reasonably accessible to and from the Common Facilities of the Building bears to the gross rentable floor space of the Leased Premises.

15.3 The restoration of the improvements constructed or installed in the Leased Premises as contemplated by sections 5 or 12 of this Agreement shall be the Tenant’s responsibility. The Tenant shall make reasonable, good faith efforts to integrate the restoration which is its responsibility with the restoration which is the Landlord’s responsibility. To the extent such integration is not feasible, the

Tenant shall be allowed an additional, reasonable interval to complete its work, not to exceed thirty (30) days after the completion of the Landlord's restoration work, and Rent shall continue to abate until the earlier of (i) the expiration of such additional interval or (ii) the completion of the Tenant’s work, to the same extent contemplated by subsection 15.2. The Landlord shall cooperate with the Tenant to integrate the restoration of such improvements during the reconstruction period.

15.4 In the event either the Landlord shall make any election to cancel contemplated by subsection 15.1.1 of this Agreement or either the Landlord or the Tenant shall make any election to cancel contemplated by subsection 15.1.2 of this Agreement, then the Landlord may proceed with restoration (or non-restoration) in any manner it chooses, without any liability to the Tenant.

15.5 The Tenant shall promptly advise the Landlord by the quickest means of communication of the occurrence of any casualty damage to the Building or the Leased Premises of which the Tenant becomes aware.

16 Condemnation.

16.1 This section 16 of the Agreement shall apply if the power of eminent domain (or private purchase by any public or quasi-public body in lieu thereof for any public or quasi-public purpose) shall be exercised with the result that:

16.1.1 all or substantially all the Property or the Leased Premises is taken during the Term for at least the balance of the Term;

16.1.2 less than substantially all the Property, the Building or the Common Facilities (but none of the Leased Premises) is taken during the Term for at least the balance of the Term, but the Landlord reasonably promptly determines in good faith that it is not economically feasible for the Landlord to make any necessary alterations and continue to operate the portions not so taken, as they may be altered, as a first class Building and facility in the vicinity for the balance of the Term;

16.1.3 less than substantially all the Leased Premises is taken during the Term for at least the balance of the Term, but the Tenant reasonably promptly determines in good faith that it cannot continue to use and enjoy the portions not so taken for the conduct of its business in the ordinary course during the balance of the Term; or

16.1.4 so much of the Property or the Common Facilities is taken during the Term for at least the balance of the Term that the Leased Premises are not reasonably accessible to and from the Common Facilities and reasonable alternate access is not provided by the Landlord.

16.2 Under the circumstances contemplated by subsections 16.1.1 and subsections 16.1.4 of this Agreement, then either the Landlord or the Tenant may elect to terminate the Term by notice to the other given within thirty (30) days after, and effective as of, the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority. Under the circumstances contemplated by subsection 16.1.2 of this Agreement the Landlord, and under the circumstances contemplated by subsection 16.1.3 of this Agreement the Tenant, respectively, may elect to terminate the Term by notice to the other given within thirty (30) days after, and effective as of, the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority.

16.3 Under the circumstances contemplated by subsection 16.1 of this Agreement, if no party with any right to elect to terminate the Term under subsection 16.2 of this Agreement shall have given timely notice to the other of exercise of its election to terminate the Term, this Agreement shall continue in full force and effect, but Rent shall abate, effective as of the later of the date (i) that the condemnor acquires title to the portions taken or (ii) that possession of the portions taken is required to be delivered or surrendered to the condemning authority, by the amount which bears the same proportion to the Rent otherwise payable during any period as the gross rentable floor space, if any, of the Leased Premises which is taken bears to the gross rentable floor space of the Leased Premises.

16.4 Under any of the circumstances contemplated by this section 16 of the Agreement, the Tenant hereby waives any claim against the Landlord, the condemning authority for anything of value, tangible or intangible, including, without limiting the generality of the foregoing, the putative value of any leasehold interest or the loss of the use of same, except for any right the Tenant might have to make a claim, independent of, and without reference to or having any effect on, any claim, award or settlement of the Landlord, against the condemning authority regarding the value of the Tenant's installed trade fixtures and other installed equipment which are not removable from the Leased Premises or for ordinary and necessary moving and relocation expenses occasioned by the taking.

17 Assignment or Subletting by Tenant.

17.1 Except as may be specifically set forth in this section 17 of the Agreement, the Tenant shall not, by operation of law or otherwise:

17.1.1 assign, or purport to assign, this Agreement or any of the Tenant's rights hereunder;

17.1.2 sublet, or purport to sublet, the Leased Premises or any portion thereof;

17.1.3 license, or purport to license, the use or occupancy of the Leased Premises or any portion thereof (which, for the balance of this Article, shall be treated the same as a sublease); or

17.1.4 otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Leased Premises or the right to the use and occupancy of the Leased Premises.

17.1.5 The transfer (by one or more transfers), by operation of law or otherwise, of a majority of the stock, membership interests or other equity interests in Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, the provisions of this Article 17 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a recognized stock exchange. For purposes of the subsection, the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date and (y) the merger or consolidation of Tenant into or with another business entity.

17.2 The Tenant shall not assign this Agreement or any of the Tenant's rights hereunder or sublet the Leased Premises or any portion thereof without first giving one (1) month prior notice to the Landlord of its desire to assign or sublet and requesting the Landlord's consent and without first receiving the Landlord's prior written consent (and failure of Landlord to so respond within said thirty (30) days shall be deemed Landlord’s consent), which consent shall not be unreasonably withheld, conditioned or delayed. The Tenant's notice to the Landlord shall include:

17.2.1 the full name, address and telephone number of the proposed assignee or sublessee;

17.2.2 a description of the type(s) of business in which the proposed assignee or sublessee is engaged and proposes to engage;

17.2.3 a description of the precise use to which the proposed assignee or sublessee intends to put the Leased Premises or portion thereof;

17.2.4 the proposed assignee's or subtenant's most recent quarterly and annual financial statements prepared in accordance with generally accepted accounting principles (if so prepared in the ordinary course by the proposed assignee or sublessee, otherwise the most recent equivalent financial statements certified by its chief financial officer to be a fair presentation of financial position and results of operations as of the date(s) as of which such financial statements were prepared, and for the period(s) then ended) and any other evidence of financial position and responsibility that the Tenant or proposed assignee or sublessee may desire to submit;

17.2.5 by diagram and measurement of the actual square feet of floor space, the precise portion of the Leased Premises proposed to be subject to the assignment of this Agreement or to be sublet;

17.2.6 a complete, accurate and detailed description of the terms of the proposed assignment or sublease including, without limiting the generality of the foregoing, all consideration paid or given, or proposed to be paid or to be given, by the proposed assignee, sublessee or other person to the Tenant and the respective times of payment or delivery; and

17.2.7 any other information reasonably requested by the Landlord.

17.3 By the expiration of the notice period contemplated by subsection 17.2 of this Agreement, the Landlord, in its sole discretion, shall take one of the following actions by notice to the Tenant:

17.3.1 grant consent on the terms and conditions set forth in subsection 17.4 of this Agreement;

17.3.2 refuse to grant consent for any of the reasons set forth in subsection 17.5 of this Agreement or for any other reasonable reason set forth in the Landlord's notice; or

17.3.3 elect to terminate the Term, with respect to that portion of the Leased Premises offered for sublease or the entirety of Leased Premises in an assignment, as of (a) the end of the third full month after the Tenant has given notice of the Tenant's desire to assign or sublet or (b) the proposed effective date of the proposed assignment or sublease. Notwithstanding the foregoing, the provisions of this subsection 17.3.3 shall not apply to a proposed sublease or assignment by the Tenant pursuant to subsection 17.6. of this Agreement.

17.4 The Landlord's consent to the Tenant's proposed assignment or sublease, if granted under subsection 17.3.1 of this Agreement, shall be subject to all the following terms and conditions (and to any other terms and conditions permitted by that subsection):

17.4.1 any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this

Agreement (except, as to a sublessee, only to the extent same are sublessee’s obligations under the terms of its sublease);

17.4.2 the Tenant shall remain liable under this Agreement, jointly and severally with any proposed assignee, for the timely performance of all obligations of the Tenant set forth in this Agreement, and with any sublessee, for the timely performance of all obligations of the Tenant set forth in this Agreement to the extent same are sublessee’s obligations under the terms of its sublease;

17.4.3 the Tenant shall forthwith deliver to the Landlord executed copies of all documents regarding the proposed assignment or sublease and a written, accurate and complete description, executed both by the Tenant and the proposed assignee or sublessee, of any other agreement, arrangement or understanding between them regarding the same;

17.4.4 with respect to any consideration or other thing of value received or to be received by the Tenant in connection with any such assignment or sublease (other than those payable in equal monthly installments each month during the proposed term of any such assignment or sublease and other than any portion thereof payable for the Tenant’s furniture, furnishings and equipment) for such assignment or sublease, the Tenant shall pay to the Landlord one-half of any such amount and one-half of the fair market value, net of Transaction Costs, of any other thing of value within ten (10) days of receipt of same; and

17.4.5 with respect to any amount payable to the Tenant in equal monthly installments each month during the proposed term of any such assignment or sublease in connection with such assignment or sublease (other than any portion thereof payable for the Tenant’s furniture, furnishings and equipment), which amount is in excess of the amount which bears the same ratio to the monthly installment of Basic Rent due from the Tenant as the gross rentable floor space of the Leased Premises subject to the assignment or sublease bears to the gross rentable floor space of the entire Leased Premises, the Tenant shall pay one-half of such excess, net of that month’s share of Transaction Costs amortized over the term of the sublease or assignment, to the Landlord together with the Tenant's monthly installment of Rent.

17.5 The Landlord's refusal to grant consent under subsection 17.3.2 of this Agreement shall not be deemed an unreasonable withholding of consent if based upon any of the following reasons (or any other reason permitted by that subsection):

17.5.1 the Landlord desires to take one of the other actions enumerated in subsection 17.3 of this Agreement;

17.5.2 there is already another assignee, sublessee or licensee (other than pursuant to subsections 17.6 and/or 17.7) of all or a portion of the Leased Premises;

17.5.3 the proposed sublease is for a term of less than one year;

17.5.4 the proposed sublease is for a term which would expire after the Term;

17.5.5 less than one year remains in the Term as of the proposed effective date of the proposed assignment or sublease;

17.5.6 the general reputation, financial position or ability or type of business of, or the anticipated use of the Leased Premises by, the proposed assignee or proposed sublessee is unsatisfactory to the Landlord in its reasonable discretion;

17.5.7 Tenant shall have marketed, advertised or otherwise promoted the availability of the Leased Premises or any portion thereof for consideration during any period of twelve (12) months for a rental rate that is less than the amount of the Market Rental Rate divided by the gross rentable floor space of the Leased Premises and multiplied by that portion of the gross rentable floor space of the Leased Premises proposed to be subject to the proposed assignment or sublease;

17.5.8 at any time when the Landlord or any of its Affiliates has competitive space available in the Carnegie Cener Complex.

17.5.9 the proposed assignee or sublessee is a tenant, sublessee or other occupant of Other Leased Premises or other premises in the Carnegie Center Complex; or

17.5.10 any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Leased Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to the Landlord and its affiliates.

17.6 Notwithstanding anything to the contrary set forth in section 17 of this Agreement, the Landlord hereby consents to the Tenant's assignment of this Agreement or subletting the Leased Premises or portion thereof specified below, and sections 17.3.3, 17.4.4 and 17.4.5 shall not apply thereto, if:

17.6.1 at or prior to the respective dates of exercise and effectiveness thereof (a)(i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it and (b) there shall not have been a History of Recurring Events of Default; and

17.6.2 the Tenant and the proposed assignee or sublessee comply with all the conditions set forth in subsections 17.4.1 through 17.4.3 of this Agreement; and

17.6.4 one of the following is applicable:

            17.6.4.1 the proposed assignee or sublessee is, and continues to be, an Affiliate of the Tenant; or

17.6.4.2 the proposed assignee is a person (a) resulting from the merger or consolidation of the Tenant with or into such person or (b) resulting from a transfer of Ownership Interests as set forth in Section 17.1.5 above or is purchasing substantially all the assets (subject to substantially all the liabilities) of the Tenant and succeeding to the business of the Tenant, provided either the Tenant or the proposed assignee shall have and shall continue to have a net worth at least as great as that of the Tenant on the Commencement Date.

17.7 This Section 17 of the Agreement shall not inhibit the Tenant's ability to make facilities within the Leased Premises available temporarily from time to time to its Affiliates. Notwithstanding anything to the contrary that may be set forth in this section 17, the Tenant shall be permitted to allow any "Y-mAbs Affiliate," as defined below, (each a "Designated User") to occupy space within the Leased Premises, provided that each Designated User shall occupy space in the Leased Premises solely for the use set forth in subsection 7.1 of this Agreement and for no other purpose.  The Landlord and the Tenant agree that (i) the Designated Users shall comply with all of the provisions of this Agreement that are obligations of the Tenant and that relate to the use or occupancy of the Leased Premises, and a default by any Designated User shall be deemed an Event of Default by the Tenant under this Agreement; (ii) all notices required of the Landlord under this Agreement shall be forwarded only to the Tenant in accordance with the terms of this Agreement and in no event shall the Landlord be required to send any notices to any Designated Users; (iii) in no event shall any use or occupancy of any portion of the Leased Premises by any Designated User release or relieve the Tenant from any of its obligations under this Lease; (iv) the Designated Users and their respective employees, contractors and invitees visiting or occupying space in the Leased Premises shall be deemed agents of the Tenant for purposes of all of the Tenant's indemnification obligations that relate to the use or occupancy of the Leased Premises by the Designated Users or that arise out of any acts or omissions of any employee, contractor, agent or invitee of the Designated Users; (v) in no event shall the occupancy of any portion of the Leased Premises by the Designated Users be deemed to create a landlord/tenant relationship between the Landlord and such Designated Users, and, in all instances, the Tenant shall be considered the sole tenant under this Agreement notwithstanding the occupancy of any portion of the Leased Premises by the Designated Users; (vi) in no event shall the use of any portion of the Leased Premises by the Designated Users create or be deemed to create any right, title or interest of such Designated Users in any portion of the Leased Premises or this Agreement; and (vii) any use or occupancy by the Designated Users shall terminate automatically upon the expiration or earlier termination of this Agreement.  Without limiting the foregoing, the Tenant shall not be required to deliver to the Landlord copies of any agreements between a Designated User and the Tenant relating to such Designated User's use of space in the Leased Premises, unless such agreement amounts to an assignment of this Agreement (in which case, the Tenant shall comply with the terms and conditions of this section 17 with respect to a proposed assignment by the Tenant of this Agreement, provided that the Tenant may redact any financial terms contained in any documents in connection with such assignment).  As used herein, "Y-mAbs Affiliate" means any entity that is controlled by Tenant.  "Control," as used in the preceding sentence, means the direct or indirect ownership of more than twenty percent (20%) of the voting securities of an entity or possession of the right to vote more than twenty percent (20%) of the voting interest in the ordinary direction of the entity's affairs.

Notwithstanding anything herein to the contrary, any notice sent to Tenant shall be deemed to have been sent to any Designated User.

17.8 Any assignee or sublessee shall only be permitted a one-time right to further assigns its interest or further sublet its premises, in accordance with the terms of this Agreement. This Section 17.8 shall not apply to a permitted transferee under Section 17.6.

18 Signs, Displays and Advertising.

18.1 The Tenant shall have one sign identifying the Landlord's assigned number for the Leased Premises at the principal entrance to the Leased Premises. The Tenant may identify itself in or on each of: the sign at the principal entrance to the Leased Premises, the Building directory and the directory, if any, on the floor of the Building on which the Leased Premises is located. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord's specifications. All such signs shall be provided and mounted by the Landlord at the Landlord's expense, except that the Tenant shall bear any expense of identifying itself on the sign at the principal entrance to the Leased Premises.

18.2 No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under subsection 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant's expense.

19 Quiet Enjoyment. The Landlord is the owner of the Building, the Property and those Common

Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. So long as an Event of Default shall not have occurred that remains uncured, the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term in accordance with this Agreement.

20 Relocation. At any time and from time to time during the Term, on at least ninety (90) days' prior notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into premises having (i) at least equal floor space and same number of private offices and conference room, (ii) not be on the first floor, (iii) have similar window line (views), and (iv) located in the Building or in any other comparable building located in the Carnegie Center Complex, provided same must be in the 200 series or 500 series, for the duration of the Term. In the event the Landlord exercises this right of relocation, the Landlord shall alter and decorate the new premises similarly to the Leased Premises and remove, relocate and reinstall the Tenant's furniture, trade fixtures, furnishings and equipment, all at the sole cost and expense of the Landlord. When the substitute new premises are ready, the Tenant shall surrender the Leased Premises. Following any such relocation, this Agreement shall continue on the same terms and conditions (including rent and percentage share) in full force and effect except for the description of the Leased Premises, the Building and the Property which, upon completion of such relocation, shall be deemed amended to describe the substitute new premises, building and property, respectively, to which the Tenant shall have been relocated in accordance with this section 20 of the Agreement.

21 Surrender. Upon termination of the Term, or at any other time at which the Landlord, by virtue of any provision of this Agreement or otherwise has the right to re-enter and re-take possession of the Leased Premises, the Tenant shall surrender possession of the Leased Premises; remove from the Leased Premises all property owned by the Tenant or anyone else other than the Landlord; remove all cabling, hardware and equipment from the ceiling plenum spaces, and/or concealed in wall cavities, including cabling related to the Tenant’s movable wall systems or partition office furniture and IT and telecommunications systems, without damaging existing infrastructure and pathways that may support fire alarm systems, lighting systems, electrical systems, fire protection systems, and/or HVAC systems, that the Landlord may request by notice (electrical receptacles shall remain in place in all full height partition walls); remove from the Leased Premises or any Common Facilities any alterations, improvements or other modifications made to the Leased Premises or in the Common Facilities by or on behalf of the Tenant that the Landlord may request by notice;   upon such removal restore the Leased Premises to its condition prior to the installation of such alterations, improvements or other modifications and repair any damage occasioned by such removal and restoration; clean the Leased Premises; leave the Leased Premises in as good order and condition as it was upon the completion of any improvements contemplated by section 5 of this Agreement, ordinary wear and use excepted (subject to the right of the Landlord, as stated above, to require the Tenant to remove from the Leased Premises any alterations, improvements or other modifications to the Leased Premises and perform any restoration and repairs); return all copies of all keys and passes to the Leased Premises, the Common Facilities and the Building to the Landlord; and receive the Landlord's written acceptance of the Tenant's surrender. The Landlord shall not be deemed to have accepted the Tenant's surrender of the Leased Premises unless and until the Landlord shall have executed and delivered the Landlord's written acceptance of surrender to the Tenant, which shall not be unreasonably withheld or delayed.

22 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

22.1 the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent when it is first due, except in the case of the first two instances thereof during any Lease Year, in which case within five (5) days of the date the respective amount is first due;

22.2 the Tenant's failure to perform any of its obligations under this Agreement if such failure has caused, or may cause, loss or damage that cannot promptly be cured by subsequent act of the Tenant;

22.3 the Tenant's failure to complete performance of any of the Tenant's obligations under this Agreement (other than those contemplated by subsection 22.1 and 22.2 of this Agreement) within thirty (30) days after the Landlord shall have given notice to the Tenant specifying which of the Tenant's obligations has not been performed and in what respects, unless completion of performance within such period of thirty (30) days is not possible using diligence and expedience, then within a reasonable time of the Landlord's notice so long as the Tenant shall have commenced substantial performance within the first ten (10) days of such period of thirty (30) days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

22.4 the discovery that any representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made and Tenant’s failure to correct same within ten (10) days after the Landlord shall have given notice to the Tenant specifying such misrepresentation;

22.5 the sale, transfer or other disposition of any interest of the Tenant in the Leased Premises by way of execution or other legal process not permitted pursuant to Section 17;

22.6 with the exception of those of the following events to which section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case subsection 22.7 of this Agreement shall apply):

22.6.1 the Tenant's becoming a "debtor," as that term is defined in section 101 of the Bankruptcy Code;

22.6.2 any time when either the value of the Tenant's liabilities exceed the value of the Tenant's assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

22.6.3 the appointment of a receiver or trustee of the Tenant's Property or affairs; or

22.6.4 the Tenant's making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver;

22.7 in the event of the occurrence of any of the events enumerated in subsection 22.6 of this Agreement to which section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee's rejection or deemed rejection (as those terms are used in section 365 of the Bankruptcy Code) of this Agreement; or

22.8 the Tenant's abandoning the Leased Premises before expiration of the Term without the prior written consent of the Landlord, provided however, that so long as Tenant continues to pay and any all Rent due and owing on the Leased Premises, abandonment shall not be deemed an Event of Default.

23 Rights and Remedies.

23.1 Upon the occurrence of an Event of Default the Landlord shall have all the following rights and remedies:

23.1.1 to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

23.1.2 to elect to re-enter and re-take possession of the Leased Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive Re-Leasing Damages;

23.1.3 if the Tenant remains in possession of the Leased Premises after the Tenant's obligation to surrender the Leased Premises shall have arisen, to remove the Tenant and the Tenant's and any others' possessions from the Leased Premises by any of the following means without any liability to the Tenant therefor, any such liability to the Tenant therefor which might otherwise arise being hereby waived by the Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive Holdover Damages and, except in the circumstances contemplated by section 20 of this Agreement, to receive all expenses incurred in removing the Tenant and the Tenant's and any others' possessions from the Leased Premises, and of storing such possessions if the Landlord so elects;

23.1.4 to be awarded specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord's rights and remedies at law may be inadequate, without the necessity of proving actual damages or the inadequacy of the rights and remedies at law;

23.1.5 to receive all expenses incurred in securing, preserving, maintaining and operating the Leased Premises during any period of vacancy, in making repairs to the Leased Premises, in preparing the Leased Premises for re-leasing and in re-leasing the Leased Premises including, without limiting the generality of the foregoing, any brokerage commissions;

23.1.6 to receive all legal expenses, including without limiting the generality of the foregoing, attorneys' fees incurred in connection with pursuing any of the Landlord's rights and remedies, including indemnification rights and remedies;

23.1.7 if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under this Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all expenses incurred in so doing;

23.1.8 to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

23.1.9 to elect any combination, or any sequential combination of any of the rights and remedies set forth in subsection 23.1 of this Agreement.

23.2 In the event the Landlord elects the right and remedy set forth in subsection 23.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

23.2.1 all accrued but unpaid Rent;

23.2.2 the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of rent to be received through the end of the Term (had there been no election to terminate it earlier) from a lessee, if any, of the Leased Premises at the time of calculation (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the twelve (12) full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight (8%) percent compounded, (ii) if any calculation is made before the first anniversary of the end of the No Pass Through Period, the average Additional Rent due for any month after the end of the No Pass Through Period will be equal to eight and one-half (8 1/2%) three (3%) percent of the sum of the Base Year Operating Expenses, Base Year Taxes, Annual Amortized Capital Expenditures and Tenant Electric Charges (considered on an annual basis), (iii) if any calculation is made before the beginning of the Base Year, the sum of Base Year Taxes and Base Year Operational Expenses shall be assumed to be $5.00 per gross rentable square foot and (iv) if any calculation is made before the end of the Base Year, Base Year Taxes and Base Year Operational Expenses may be extrapolated based on the year to date experience of the Landlord), to the extent in excess of the present value, calculated in the same manner, of fair market rental value of the Leased Premises over the balance of the then remaining Term; and

23.2.3 the Landlord's reasonably estimated cost of demolishing any leasehold improvements to the Leased Premises if such demolition is necessary, in the Landlord’s reasonable judgement, to lease the Leased Premises, or portions thereof, to others.

23.2.4 that amount, which as of the occurrence of the Event of Default, bears the same ratio to the costs, if any, incurred by the Landlord (and not paid by the Tenant) in building out the Leased Premises in accordance with section 5 of this Agreement as the number of months remaining in the Term (immediately before the occurrence of the Event of Default) bears to the number of months in the entire Term (immediately before the occurrence of the Event of Default).

23.3 In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, “Re-Leasing Damages” shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee.

23.4 In the event the Landlord elects the right and remedy set forth in subsection 23.1.3 of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to the greater of: (a) one and one-half times one-twelfth (1/12) of the then Market Rental Rate plus all Additional Rent as set forth in this Agreement or (b) double the average amount of all payments of Rent due under this Agreement during each of the last twelve (12) full calendar months prior to the Landlord's so electing or, in the event the Term shall have terminated by expiration under subsection 24.1.1 of this Agreement, the last full twelve (12) calendar months of the Term, in either case payable in full on the first day of each holdover month or part thereof. The Tenant’s obligations under this subsection 23.4 shall survive the expiration or earlier termination of this Agreement.

23.5 In connection with any summary proceeding to dispossess and remove the Tenant from the Leased Premises under subsection 23.1.3 of this Agreement, the Tenant hereby waives:

23.5.1 any notices for delivery of possession thereof, of termination, of demand for removal therefrom, of the cause therefor, to cease, to quit and all other notices that might otherwise be required pursuant to 2A N.J.S.A. 18-53 et seq.;

23.5.2 any right the Tenant might otherwise have to transfer or remove such proceeding from the court (or the particular division or part of the court) or other forum in which it shall have been instituted by the Landlord to another court, division or part; and

23.5.3 any right the Tenant might otherwise have to appeal any judgment awarding possession of the Leased Premises to the Landlord.

23.6 The enumeration of rights and remedies in this section 23 of the Agreement is not intended to be exhaustive or exclusive of any rights and remedies which might otherwise be available to the Landlord, or to force an election of one or more rights and remedies to the exclusion of others, concurrently, consecutively or sequentially. On the contrary, each right and remedy enumerated in this section 23 of the Agreement is intended to be cumulative with each other right and remedy enumerated in this section 23 of the Agreement and with each other right and remedy that might otherwise be available to the Landlord; and the selection of one or more of such rights and remedies at any time shall not be deemed to prevent resort to one or more others of such rights and remedies at the same time or a subsequent time, even with regard to the same occurrence sought to be remedied.

24 Termination of the Term.

24.1 The Term shall terminate upon the earliest of the following events to occur:

24.1.1 expiration of the Term;

24.1.2 in connection with a transaction contemplated by section 16 of this Agreement, the later of (a) the vesting of the acquiring party's right to possession or (b) the Tenant's vacating the Leased Premises;

24.1.3 under the circumstances contemplated by subsection 15.1 of this Agreement:

24.1.3.1 upon the destruction of the Building or upon the Building's sustaining such degree of damage that the Landlord intends not to rebuild the Building (which termination shall be effective as of the date of the subject casualty);

24.1.3.2 upon the Landlord's giving timely and otherwise proper notice of its election to cancel this Agreement, as contemplated by subsection 15.1.1 or subsection 15.1.2 of this Agreement;

24.1.3.3 upon the Tenant's giving timely and otherwise proper notice of its election to cancel this Agreement, as contemplated by subsection 15.1.2 of this Agreement;

24.1.3.4 upon the Tenant's giving prompt notice of the failure of the Landlord to give, on a timely basis, either notice contemplated by subsection 15.1 of this Agreement and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty); or

24.1.3.5 under the circumstances contemplated by subsection 15.1.2 of this Agreement, upon the expiration of forty five (45) additional days (without the Landlord's completion of its restoration obligation in the interim) after the Tenant shall have given prompt notice that the Landlord has not restored the Leased Premises on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered unusable by the subject casualty and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered unusable by the subject casualty);

24.1.4 the effective date of any election by the Landlord under subsection 17.3.3 of this Agreement in response to the Tenant's notice of the Tenant's desire to assign this Agreement or, as to such portion proposed to be sublet, to sublet a portion of the Leased Premises; or

24.1.5 the effective date of any election by the Landlord to terminate the Term under subsection 23.1.1 of this Agreement.

24.2 No termination of the Term shall have the effect of releasing the Tenant from any obligation or liability theretofore incurred and, until the Tenant shall have surrendered the Leased Premises in accordance with section 21 of this Agreement, from any obligation or liability thereafter incurred.

25 Mortgage and Underlying Lease Priority. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any mortgage (other than a mortgage created by the Tenant or a sale, transfer or other disposition by the Tenant in the nature of a security interest in violation of subsections 17.1.4 and 22.5, respectively, of this Agreement) already or afterwards placed on the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein, including, without limiting the generality of the foregoing, any new mortgage or any mortgage extension, renewal, modification, consolidation, replacement, supplement or substitution. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any ground lease already or afterwards made with regard to the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein, including, without limiting the generality of the foregoing, any new ground lease or any ground lease extension, renewal, modification, consolidation, replacement, supplement or substitution. The provisions of this section 25 shall be self-effecting; and no further instrument shall be necessary to effect any such subordination. Nevertheless, the Tenant hereby consents that any mortgagee or mortgagee's successor in interest may, at any time and from time to time, by notice to the Tenant, subordinate its mortgage to the estate and interest created by this Agreement; and upon the giving of such notice, the subject mortgage shall be deemed subordinate to the estate and interest created by this Agreement regardless of the respective times of execution or delivery of either or of recording the subject mortgage.

26 Transfer by Landlord.

26.1 The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Carnegie Center Complex, the Property, the Common Facilities or the Building or any of the Landlord's interests therein, or to assign this Agreement or any of the Landlord's rights thereunder.

26.2 Upon giving notice of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement, the Landlord shall thereby be relieved of any obligation that might otherwise exist under this Agreement with respect to periods subsequent to the effective date of any such transaction. If, in connection with any transaction contemplated by subsection 26.1 of this Agreement the Landlord transfers, or makes allowance for, any Security Deposit of the Tenant and gives notice of that fact to the Tenant, the Landlord shall thereby be relieved of any further obligation to the Tenant with regard to any such Security Deposit; and the Tenant shall look solely to the transferee with respect to any such Security Deposit.

26.3 In the event of the occurrence of any transaction contemplated by subsection 26.1 of this

Agreement the Tenant, upon written request therefor from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement.

26.4 Notwithstanding anything to the contrary that may be set forth in subsections 26.1, 26.2 and 26.3 of this Agreement, in the event any mortgage contemplated by section 25 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this Agreement, except that such successor in interest shall not be bound by any payment of Basic Rent or Additional Rent (exclusive of prepayments in the nature of a Security Deposit) for more than one month in advance; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any reasonable instrument(s) confirming such attornment.

26.5 If this Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are ever subject and subordinate to any ground lease contemplated by section 25 of this Agreement:

26.5.1 upon the expiration or earlier termination of the term of any such ground lease before the termination of the Term under this Agreement, the Tenant shall attorn to, and become the Tenant of, the lessor under any such ground lease and recognize such lessor as the Landlord under this Agreement for the balance of the Term; and

26.5.2 such expiration or earlier termination of the term of any such ground lease shall have no effect on the Term under this Agreement.

26.6  Notwithstanding anything to the contrary that may be set forth in section 25 of this Agreement, with respect to any mortgages or ground leases contemplated by section 25 of this Agreement, the Landlord shall use its reasonable commercial efforts to obtain from each such mortgagee and ground lessor a commercially reasonable form of non-disturbance, attornment and subordination agreement including a provision to the effect that, in the event of enforcement of any remedies provided in the respective mortgage or ground lease or otherwise, so long as an Event of Default shall not have occurred, the Tenant shall not be disturbed in its possession of the Leased Premises in accordance with this Agreement, and which does not include any provision increasing the Tenant's obligations otherwise due, or diminishing the Tenant's rights otherwise available, in either case in accordance with this Agreement. Any processing or other fee that the mortgagee or ground lessor may charge and any reasonable legal expense that the Landlord may incur in connection with performing its obligations under this subsection shall be paid by the Tenant.

27 Indemnification.

27.1 To the fullest extent permitted by law, the Tenant waives any right to contribution against the Landlord Parties and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Leased Premises from the earlier of (a) the date on which any Tenant first enters the Leased Premises for any reason or (b) the Commencement Date, and thereafter throughout and until the end of the Term, and after the end of the Term for so long after the end of the Term as a material amount of the Tenant’s Property remains in the Leased Premises so as to create a reasonable risk of casualty or damage, or the Tenant or anyone acting by, through or under the Tenant may use, be in occupancy any part of, or have access to the Leased

Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Leased Premises but within the Building, within the Common Facilities, on the Property or within the Carnegie Center Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Agreement by the Tenant; all to the extent not arising solely out of Landlord’s gross negligence or willful misconduct.  The Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Agreement. The indemnification rights of the Landlord Parties provided in this Agreement are their exclusive indemnification rights with respect to this Agreement.  The Landlord Parties waive any additional rights to indemnification they may have against the Tenant Parties with respect to this Agreement under common law.

27.2 In the event that the Tenant breaches any of its indemnity obligations hereunder: (i) the Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including reasonable attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to the Tenant under this Agreement any amounts owed by the Tenant pursuant to this section 27.

27.3 The indemnification obligations under this section 27 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant or any subtenant or other occupant of the Leased Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts.  The Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

27.4 The Tenant shall require its subtenants and other occupants of the Leased Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to the Landlord.

27.5 The terms of this section 27 shall survive any termination or expiration of this Agreement.

27.6 The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof.  In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, the Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by the Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party.  The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties. Notwithstanding anything to the contrary contained in this Agreement, neither party shall in any event be liable to the other for indirect or consequential damages.

27.7 The Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Building, the Property and the Carnegie Center Complex as the Tenant is given the right to use by this Agreement, at the Tenant’s own risk.  The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Leased Premises, the Building, the Property or the Carnegie Center Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any tenants of Other Leased Premises or of any other person or persons, or any leakage in any part or portion of the Leased Premises, the Common Facilities, the Building or the

Property, or from water, rain or snow that may leak into, or flow from any part of the Leased Premises, the Common Facilities, the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or on the Property.  Any goods, property or personal effects stored or placed in or about the Leased Premises shall be at the sole risk of the Tenant, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor.  The Landlord Parties shall not be responsible or liable to a Tenant, or to those claiming by, through or under a Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Leased Premises or any part of the Building or otherwise.  The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Term, and during such further period as a material amount of the Tenant’s Property remains in the Leased Premises so as to create a reasonable risk of casualty or damage, or the Tenant or anyone acting by, through or under the Tenant may use, or be in occupancy of any part of, or have access to the Leased Premises or of the Building.

27.8 Subject to the limitations set forth in subsections 14.12, 27.7 and 28.3 of this Agreement, and to the extent not resulting from any intentional act, omission, negligence or willful misconduct of the Tenant or its contractors, licensees, invitees, agents, servants or employees, the Landlord agrees to indemnify and save harmless the Tenant from and against any claim by a third party arising from any injury to any person occurring in the Leased Premises, in the Building, on the Property or in the Carnegie Center Complex after the date that possession of the Leased Premises is first delivered to Tenant and until the expiration or earlier termination of the Term, to the extent such injury results from the negligence or willful misconduct of the Landlord or the Landlord's employees, or from any breach or default by the Landlord in the performance or observance of its covenants or obligations under this Agreement; provided, however, that in no event shall the aforesaid indemnity render the Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of the Tenant, and the Landlord shall in no event be liable for any of Tenant’s indirect or consequential damages.  The Tenant shall provide notice of any such third party claim to the Landlord as soon as practicable.  The Landlord shall have the right, but not the duty, to defend the claim.  The provisions of this subsection 27.8 shall not be applicable to (i) the holder of any mortgage now or hereafter on the Property or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property or the Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.

28 Parties' Liability.

28.1 None of the following occurrences shall constitute a breach of this Agreement by the Landlord, a termination of the Term, an active or constructive eviction or an occurrence requiring an abatement of Rent:

28.1.1 the inability of the Landlord to provide any utility or service to be provided by the Landlord, as described in section 8 of this Agreement which is due to causes beyond the Landlord's control, or to necessary or advisable improvements, maintenance, repairs or emergency, so long as the Landlord uses reasonable efforts and diligence under the circumstances to restore the interrupted service or utility;

28.1.2 any improvement, modification, alteration or other change made to the Carnegie Center Complex, the Property, the Building or the Common Facilities by the Landlord consistently with the Landlord's obligations set forth in subsection 13.2 of this Agreement; and

28.1.3 any change in any Federal, state or local law or ordinance.

28.2 In the event Landlord or Tenant is in any way delayed, impeded, interrupted, stopped or prevented from performing any of its obligations under this Lease (except, with respect to Tenant, its obligations to give notice with respect to any option explicitly set forth in this Lease, to surrender the Premises as and when required by this Lease and to maintain insurance as required by this Lease)  due to fire, casualty, act of God, epidemic, pandemic, breach of cyber security, strike, lockout, labor dispute or disruption, disruption in the supply chain or other inability by the exercise of reasonable diligence to obtain materials or parts, act of war, terrorism, breakdown, accident, civil commotion, laws, regulations, restrictions, orders, quarantines, construction moratoria or other action or inaction by any local, state or federal governmental or health authority (including, without limitation, any shelter-in-place orders, stay at home orders, occupancy restrictions or limitations or any restriction on travel related to the forgoing that preclude or restrict Landlord or Tenant or their agents, contractors or employees from accessing or using the Premises), or any other cause or event to the extent beyond such party’s reasonable control regardless of whether such cause or event is (i) related to the specifically enumerated causes or events in this paragraph or (ii) foreseeable or unforeseeable (each, an event of “Force Majeure”), such cause or event of Force Majeure shall excuse the performance of the obligation of such party under this Lease for a period equal to such delay, impediment, interruption, stoppage or prevention, including the time necessary to repair any damage caused by the Force Majeure event, if any.  Notwithstanding anything to the contrary contained in this Lease and for avoidance of doubt, in no event will (i) any party be entitled to claim Force Majeure due to any act or inaction within its reasonable control, (ii) financial hardship constitute an event of Force Majeure nor (iii) any event of Force Majeure in any way (a) affect, excuse, suspend, reduce or abate the obligation of Tenant to timely pay all rent and other charges payable by Tenant pursuant to the terms of this Lease, except as expressly provided in Section 14 and Section 15.

28.3 In the event the Landlord is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant's use and occupancy of the Leased Premises; but recourse shall be limited exclusively to the Landlord's interest in the Building.

28.4 If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the Term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

28.5 If this Agreement is executed by more than one person as the Tenant, their liability under this Agreement and in connection with the use and occupancy of the Leased Premises shall be joint and several.

28.6 In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

28.7 The rule of construction that any ambiguities that may be contained in any contract shall be construed against the party drafting the contract shall be inapplicable in construing this Agreement.

29 Security Deposit.

29.1 The Tenant shall pay to the Landlord the sum of $90,592.38 as a security deposit to be held by the Landlord as security for the Tenant's performance of all the Tenant's obligations under this Agreement, the receipt of which is hereby acknowledged by the Landlord. The Landlord may commingle the Security Deposit with its general funds. Any interest earned on the Security Deposit shall belong to the Landlord. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied. If there has been no Event of Default, within thirty (30) days after termination of the Term the Landlord shall return the entire balance of the Security Deposit to the Tenant. The Tenant will not look to any foreclosing mortgagee of the Property, the Building, the Common Facilities or any interest therein for such return of the balance of the Security Deposit, unless the mortgagee has expressly assumed the Landlord’s obligations under this Agreement or has actually received the balance of the Security Deposit.

29.2Upon presentation of evidence reasonably satisfactory to Landlord, indicating that Tenant has $50,000,000.00 in cash effective no more than thirty (30) days prior to the anticipated reduction date, Tenant shall be entitled to a reduction in the amount of the Security Deposit in the amount of $30,197.46 on the first (1st) anniversary of the Rent Commencement Date and an additional $30,197.46 on the second (2nd) anniversary of the Rent Commencement Date (each, a “Reduction Date”); provided, that (i) Tenant, under this Lease, is not in default beyond applicable notice and grace periods as of the Reduction Date, (ii) Landlord has not previously drawn on the Security Deposit by reason of any default on the part of Tenant prior to the Reduction Date. Provided the foregoing conditions are satisfied, Landlord will refund the portion of the Security Deposit as set forth herein within fifteen (15) days. For the avoidance of doubt, in the event Tenant has less than $50,000,000.00 in cash, there shall be no increase in the amount of the Security Deposit.

30 Representations.

30.1 The Tenant hereby represents and warrants that:

30.1.1 no broker or other agent has shown the Leased Premises or the Building to the Tenant, or brought either to the Tenant's attention, except CBRE, Inc., whose entire commission therefor is set forth in a separate document and which commission the Tenant understands will be paid by the Landlord directly to the person named;

30.1.2 the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Agreement; and

30.1.3 the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

30.1.4  (i) the Tenant is not, nor is it controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) the Tenant is not (nor is it controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which controls the Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Agreement or any subletting of all or any portion of the Leased Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.  In connection with the foregoing, is expressly understood and agreed that (x) any breach by the Tenant of the foregoing representations and warranties shall be deemed a default by the Tenant under subsection 22.2 of this Agreement and shall be covered by the indemnity provisions of section 27 of this Agreement, and (y) the representations and warranties contained in this subsection 30.1.4 shall be continuing in nature during the Term and shall survive the expiration or earlier termination of this Agreement.

30.2 The Landlord hereby represents and warrants that:

30.2.1 the Building was designed and constructed in accordance with all applicable building and fire codes and other laws then in effect including, without limiting the generality of the foregoing, the Americans with Disabilities Act of 2010;

30.2.2 to the best of its knowledge, no unsuitably contained substances (solid, liquid or gaseous) were incorporated into the construction of the Building or the Common Facilities located on the Property that were identified, on or before the date of the construction drawings and specifications therefor, by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. §23.11 et seq.) and the Industrial Site Recovery Act (13 N.J.S.A. §1 K-6 et seq.), as they may be amended), ordinance, rule, regulation or order of a governmental agency with jurisdiction as toxic or hazardous to health or to the environment including, without limiting the generality of the foregoing, asbestos;

30.2.3 on the date of execution and delivery of this Agreement, the Property, Building and Common Facilities on the Property are not subject to any mortgage or any ground lease (but there can be no assurance that such status will not change one or more times between such date and the end of the Term);

30.2.4 any work contemplated by Article 5 of this Agreement performed by the Landlord or the Landlord's contractors, for a period of one year from the Delivery Date, the Landlord hereby warrants that work against defects in workmanship;

30.2.5  as of the Commencement Date, the Property, the Premises, any improvements constructed by Landlord on behalf of the Tenant, the Common Facilities and the exterior entrances to the Building, shall be in compliance with all applicable legal requirements, including without limitation the Americans with Disabilities Act;

30.2.6  the Landlord has full right, power and authority to enter into this Agreement without the consent or approval of any other entity or person and the signatories on behalf of the Landlord have the full right, power and authority to act for and on behalf of the Landlord in entering into this Lease; and

30.2.7 the Landlord has not received any notice of any violation of any law or requirement of any public authority with respect to the Leased Premises or the use and occupancy thereof.

30.2.8 at all times during the Term, the Landlord shall maintain, offer and make available to the Tenant all of the Amenities, or such amenities as are reasonably comparable, in the Building, on the Property and in the Carnegie Center Complex, as applicable, as are in place and available as of the date of this Agreement to all tenants of the Building and the Property, and all in such physical and serviceable condition and with levels of service as are in place and available as of the date of this Agreement.

31 Reservation in Favor of Tenant. Neither the forwarding a copy of this document by either party hereto nor any other act on the part of either party prior to execution and delivery of this Agreement by such party shall give rise to any implication that any prospective tenant has a reservation, an option to lease or an outstanding offer to lease or accepted a lease of any premises.

32 Tenant's Certificates and Mortgagee Notice Requirements.

32.1 Promptly upon request of the Landlord at any time or from time to time, but in no event more than ten (10) days after the Landlord's respective request, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other reasonable certificate, satisfactory in form and substance to the Landlord and any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, with respect to any of or all the following matters:

32.1.1 whether this Agreement is then in full force and effect;

32.1.2 whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

32.1.3 whether the Landlord has satisfactorily completed all construction work, if any, required of the Landlord or contractors selected and retained by the Landlord in connection with readying the Leased Premises for occupancy by the Tenant in accordance with section 5 of this Agreement;

32.1.4 whether the Tenant is then in actual possession of the Leased Premises;

32.1.5 whether to Tenant’s knowledge the Tenant then has no defenses or counterclaims under this Agreement or otherwise against the Landlord or with respect to the Leased Premises;

32.1.6 whether to Tenant’s knowledge the Landlord is not then in breach of this Agreement in any respect;

32.1.7 whether the Tenant then has no knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

32.1.8 whether Rent is not then accruing under this Agreement in accordance with its terms;

32.1.9 whether any Rent is not then in arrears;

32.1.10 whether Rent due or to become due under this Agreement has not been prepaid by more than one month;

32.1.11 if the response to any of the foregoing matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

32.1.12 any other matter reasonably requested by the Landlord or any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (13 N.J.S.A. 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

32.2 If, in connection with the Landlord's or a prospective transferee's obtaining financing or refinancing of the Carnegie Center Complex, the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within fifteen (15) days of the request:

32.2.1 its written consent to any requested modifications of this Agreement provided that, in each such instance, the requested modification does not increase the Rent otherwise due or, in the reasonable judgment of the Tenant, otherwise materially increase the obligations of the Tenant under this Agreement or materially adversely affect the Tenant's leasehold interest created hereby or the Tenant's use and enjoyment of the Leased Premises or materially decrease the obligations of the Landlord under this Agreement; and

32.2.2 in the event Tenant is no longer publicly traded, summary financial information regarding its financial position as of the close of its most recently completed fiscal year and its most recently completed interim fiscal period and regarding its results of operations for the periods then ended and comparable year earlier periods, certified by the Tenant's chief financial officer to be a complete, accurate and fair presentation of the summary financial information purporting to be set forth therein.

32.3 If the Landlord or any of its mortgagees gives notice to the Tenant of any of their respective names and addresses from time to time, the Tenant shall give notice to each such mortgagee of any notice of breach or default afterwards given by the Tenant to the Landlord under this Agreement and if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of thirty (30) days or (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgment of receipt of any such notice, an acknowledgment of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant's agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

33 Appraisal, Waiver of Jury Trial and Arbitration.

33.1 If the Landlord and the Tenant are unable, at any time of reference, to agree on the Market Rental Rate whenever a determination of the Market Rental Rate is required under this Agreement, within 20 days after this appraisal procedure is invoked by either party, each shall appoint one qualified appraiser of its choice which two appraisers shall then together choose a third qualified appraiser within

20 days after their appointment. Within 20 days after the appointment of the third appraiser, each of the three appraisers shall submit his or her opinion of the Market Rental Rate, as defined in, and at the time specified by, the definition of Market Rental Rate set forth in Exhibit E attached hereto, by notice to the Landlord and the Tenant. The Market Rental Rate shall be the arithmetic mean of the two closest appraisers’ opinions, unless the absolute difference between the middle opinion and the highest and lowest opinion, respectively, is equal, in which case the middle opinion shall be the Market Rental Rate. Any determination of the Market Rental Rate in accordance with this subsection 33.1 of the Agreement shall be final and binding on, and not appealable by, the Landlord and the Tenant with respect to the respective instance in which the appraisal procedure was invoked. An appraiser shall be qualified, as that phrase is used in this subsection 33.1 of the Agreement, if he is independent, a member in good standing of the Appraisal Institute (successor to the American Institute of Real Estate Appraisers), has substantial prior experience appraising the market rental values of leased offices in office buildings located in central New Jersey and is not named in subsection 30.1 of this Agreement. The expense of the third appraiser shall be borne equally by the Landlord and the Tenant; otherwise each party shall bear the expense of its respective appraiser.

33.2 The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Leased Premises.

34 Severability. If any term or provision of this Agreement, including, but not limited to, any waiver of contribution or claims, indemnity obligation, or limitation of liability or of damages, or the application of any such term or provision to any person or circumstance shall to any extent be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

35 Notices. All notices contemplated by, permitted or required by this Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by certified mail--return receipt requested, or by a nationally recognized overnight delivery service provided confirmation can be readily obtained of delivery on the next business day, addressed to the intended party at its address first set forth above (adding, in the case of notices to the Landlord after the Commencement Date, "Attention: Lease Administration") or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Leased Premises, at the Leased Premises, adding “Attention: General Counsel”, and with a copy of any Tenant notice to: Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, New Jersey 07068, Attn: Daniel A. Suckerman, Esq. Either party may from time to time change the address prescribed in this Agreement for notices to it by notice to the other. All notices required under this Agreement shall be deemed given upon their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the intended party or the next business day after delivery to an overnight courier as described above provided confirmation of delivery on the next business day is obtained, in either case, regardless of whether delivery shall be refused. Notice given by counsel for either party on behalf of such party shall be deemed valid notices if addressed and sent in accordance with the provisions of this Section.

36 Captions. Captions have been inserted at the beginning of each section of this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Agreement.

37 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same

Agreement.

38 Applicable Law. This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

39 Exclusive Benefit. Except as may be otherwise specifically set forth in this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

40 Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

41 Amendments. This Agreement contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

42 Waiver. Except as may otherwise be specifically set forth in this Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

43 Course of Performance. No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Agreement at variance with the express language of the Agreement itself.

44 Landlord’s Concessions.

44.1 Right to Lease Additional Space. If, prior to the respective date of exercise thereof, (a)(i) no Event of Default shall have occurred or (ii) if any Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it and (b) there shall not have been a History of Recurring Events of Default, at any time during the Initial Term, the Tenant shall have the right, exercisable exclusively at the time and in the manner set forth below in subsection 44.1.1 of this Agreement, to require that the Landlord (subject to any similar obligations of the Landlord to any tenants of the Carnegie Center Complex at the time such notice is received and provided that the Landlord is not negotiating with another prospective tenant or existing tenant of the Carnegie Center Complex for such space at the time that such notice is received) whenever the Landlord becomes aware of Available Space in the Building, give notice to the Tenant offering to lease such space to the Tenant at the Market Rental Rate then in effect (and specifying same) for a term commencing on the date set forth in the Landlord’s notice and continuing for the greater of (a) the balance of the Initial Term, or (b) five (5) years, and the Tenant shall have the right, exercisable exclusively at the time and in the manner set forth below in subsection 44.1.2 of this Agreement, to accept such gross rentable floor space at the Market Rental Rate so specified for a term commencing on the date set forth in the Landlord’s notice and continuing for the greater of (a) the balance of the Initial Term, or (b) five (5) years. Such requirement on the Landlord shall commence on the tenth (10th) day after the Tenant shall have timely and otherwise properly given each such notice to the Landlord and shall continue in effect until the earlier of: (i) the Tenant’s timely and otherwise proper acceptance of any such offer made by the Landlord, (ii) the Tenant’s failure to timely and otherwise properly accept any such offer made by the Landlord, or (iii) six (6) months after the Tenant shall have timely and otherwise properly given such notice to the Landlord provided that during such six (6) month period, there was no Available Space in the Building. This is the “Right to Lease Additional Space”. The Right to Lease Additional Space may not be exercised by any person other than the original Tenant (or assignee or successor pursuant to Section 17.6).  In the event the Tenant assigns this Agreement or sublets, or licenses the use or occupancy of, the Leased Premises or any portions thereof in accordance with subsection 17 of this Agreement or otherwise (other than pursuant to Section 17.6), or attempts to do so, (i) the Right to Lease Additional Space shall thereupon expire, and (ii) if the Right to Lease Additional Space has theretofore been properly exercised, but the commencement date with respect to such additional space has not yet actually occurred, the Right to Lease Additional Space shall be rescinded, if the Landlord so elects by notice to the Tenant, to the same extent as if it had not been exercised at all.

    44.1.1 The Tenant shall exercise its right to require the Landlord to give the notices and make the offers contemplated by subsection 44.1 of this Agreement by giving timely and otherwise proper notice to the Landlord of its desire to lease additional space.

   44.1.2 The Tenant shall exercise its right to accept the Landlord’s offer of additional space contemplated by subsection 44.1 of this Agreement, by giving notice of acceptance to the Landlord within ten (10) business days after the Landlord gives notice of the offer to the Tenant. All additional space leased by the Tenant pursuant to the exercise of the Right to Lease Additional Space shall be taken AS IS. If the Tenant fails timely to accept any such offer of the Landlord pursuant to subsection 44.1 of this Agreement, its Right to Lease Additional Space shall thereupon terminate and be of no further force and effect.

44.2 If, prior to the date of exercise thereof and the date of effectiveness thereof, (a) (i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it, and (b) there shall not have been a History of Recurring Events of Default, the Tenant shall have the option, exercisable exclusively at the time and in the manner set forth below in this subsection 44.2, to terminate the Term for the entire Leased Premises, effective on the expiration of the eighth (8th) year after the Rent Commencement Date (i.e., the eighth (8th) anniversary of the day immediately preceding the Rent Commencement Date) (the “Early Termination Effective Date”).  This is the “Option to Terminate Early”.  In the event the Tenant desires to exercise the Option to Terminate Early, the Tenant shall give timely notice of its exercise to the Landlord not less than twelve (12) months prior to the Early Termination Effective Date and enclosing with such notice full payment of that amount which is equal to the sum of the (a) unamortized (for purposes of this subsection, this means: on a straight line basis over the Initial Term commencing on the Rent Commencement Date) CBRE Inc. brokerage fees, (b) unamortized Landlord’s actual out-of-pocket cost of the Landlord’s Work, and (c) unamortized Rent Concession. Landlord shall provide notice to Tenant of Landlord’s actual out-of-pocket cost of Landlord’s Work in accordance with subsection 4.2. Said sum shall be in addition to all Rent otherwise due under this Agreement during the Term until the Early Termination Effective Date. The Tenant’s giving such notice shall thereby rescind any Right to Lease Additional Space which the Tenant has theretofore timely and otherwise properly exercised regarding Additional Leased Premises whose respective commencing date has not yet occurred, if the Landlord so elects by notice to the Tenant, to the same extent as if it had been properly exercised at all and cancel any Right to Lease Additional Space not theretofore properly exercised by the Tenant. The Option to Terminate Early may not be exercised by any Person other than the original Tenant, Y-mAbs Therapeutics, Inc., or any successor or permitted assignee.

44.3 Notwithstanding anything to the contrary that may be set forth in subsection 28.1.1 of this Agreement, (a)(i) if no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full and the Landlord shall have waived it and (b) if there shall not have been a History of Recurring Events of Default and (c) if any service contemplated by subsections 8.1.3, 8.1.4, 8.1.5, 8.1.6, 8.2.3 or 8.2.4 of this Agreement is interrupted for a period of more than 15 consecutive days and (d) if the cause of such interruption is located on the Property and distinctly within the control of the Landlord to cure (as opposed to interruptions caused by a utility or vendor outage affecting other properties in the area as well as the Property) and (e) if the Tenant is prevented by such interruption from utilizing the Leased Premises or a portion thereof for the conduct of its business, then Rent shall abate (proportionally if only a portion of the Leased Premises is impacted) from the day after the conclusion of such 15 day period until such interruption is so cured that the Tenant may again utilize the Leased Premises for the conduct of its business.

44.4 Notwithstanding anything to the contrary that may be set forth in subsection 3.6 of this Agreement, (a)(i) if no History of Recurring Events of Default shall have occurred and (ii) if any amount of Rent or other amount due under this Agreement is not paid on the day it is first due and (iii) if the respective amount shall be received in its entirety by the Landlord within three days after the day it is first due and (iv) if the Tenant can demonstrate from its records that the Tenant dispatched the respective amount to the Landlord by a reasonable mode of delivery and, in light of the mode of delivery utilized, a reasonable time in advance of the date such amount is first due, to the reasonable satisfaction of the Landlord, no late charge shall be due under subsection 3.6 of this Agreement regarding the respective amount.

45 Electronic Signatures.  The parties acknowledge and agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth herein.

LANDLORD:

PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: BP III LLC, a Delaware limited liability company, its general partner

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

BY: BXP, Inc., a Delaware corporation, its general partner

BY: /s/ John K. Brandbergh

Name: John K. Brandbergh

Title: SVP Leasing

September 11, 2024

TENANT:

Y-mAbs Therapeutics, Inc., a Delaware corporation

By: /s/ Michael Rossi

Name: Michael Rossi

Title: President & CEO

September 12, 2024

Y-mAbs Therapeutics, Inc., a Delaware corporation

By: /s/ Peter Pfreundschuh

Name: Peter Pfreundschuh

Title: Chief Financial Officer

September 11, 2024

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EXHIBIT A

LEASED PREMISES FLOOR SPACE DIAGRAM

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EXHIBIT B

PROPERTY DESCRIPTION

DESCRIPTION OF 202 CARNEGIE CENTER

WEST WINDSOR TOWNSHIP

MERCER COUNTY, NEW JERSEY

Being known and designated as Lot 77 in Block 9, situated in West Windsor Township, Mercer County, New Jersey as shown on a map entitled, "Major Subdivision, Lot 7, Block S-9, situated in West Windsor Township, Mercer County, New Jersey, dated July 25, 1985, revised through May 5, 1986 and filed in the Mercer County Clerk's Office as map no. 2800 on November 24, 1986. Said parcel being more particularly described as follows:

Beginning at a point on the northeasterly property boundary line; said point being shown on a map entitled "Major Subdivision Lot 7, Block S-9," situated in West Windsor Township, Mercer County, New Jersey, dated July 25, 1985, revised to May 5, 1986, prepared by Lynch, Carmody, Giuliano & Karol, filed in the Mercer County Clerk's Office as map no. 2800 on November 24, 1986, said point being the intersection of the common property boundary line of Lot 77 with Lot 82 in Block 9; and running from said beginning point, thence:

1.	Along the dividing line between Lot 77 and Lot 82, Block 9, North 87 degrees, 48 minutes, 22 seconds East, a distance of 531.11 feet to a point, thence;

2.	Along the dividing line between Lot 77 and Lot 74, Block 9, now or formerly lands of 210 Associates Limited Partnership, South 02 degrees, 11 minutes, 38 seconds East, a distance of 335.00 feet to a point, thence:

3.	Along the dividing line between Lot 77 and Lot 75, Block 9, now or formerly lands of Boston Properties Limited Partnership and Lot 76, Block 9, now or formerly lands of Carnegie 214 Associates Limited Partnership, South 42 degrees, 48 minutes, 22 seconds West, a distance of 640.00 feet to a point, thence;

4.	Along the dividing line between Lot 77 and Lot 85, Block 9, now or formerly lands of Princeton Land Partners, LLC, North 47 degrees, 11 minutes, 38 seconds West, a distance of 500.00 feet to a point, thence;

5.	Along the dividing line between Lot 77 and Lot 11 and Lot 78, Block 9, now or formerly lands of United Jersey Bank, North 42 degrees, 48 minutes, 22 seconds East, a distance of 306.05 feet to a point of curvature, thence;

6.	Continuing along the dividing line between Lot 77 and Lot 78, Block 9, along a curve to the left having a radius of 200.00 feet and an arc length of 157.08 feet, a central angle of 45 degrees, 00 minutes, 00 seconds, also bearing a chord of North 20 degrees, 18 minutes, 22 seconds East, a chord distance of 153.07 feet to a point of tangency, thence;

7.	Continuing along the same, North 02 degrees, 11 minutes, 38 seconds West a distance of 76.16 feet to the point and place of beginning.

Containing 389,226 square feet of land (8,935 acres). Subject to easements of records

All as shown on a survey of the property prepared by T&M Associates, Richard A. Moralle, P.E., PLS., dated April 22, 2011.

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EXHIBIT C

BUILDING DESCRIPTION

The following is the Building Description referred to in the Agreement of which this exhibit is a part.

The Building's structure is a three-story office building of Construction Type 2C with a steel frame, a metal deck floor system, a granite and concrete exterior facade and insulated glass.  The floors will sustain a live load of 100 pounds per square foot of gross rentable floor space and will have a typical bay size of 30 feet by 30 feet.

Among other Common Facilities, the Building will contain one men's and one women's bathroom on each floor, one drinking fountain on each floor and two hydraulic elevators with a capacity of 2,500 pounds each and will have Parking Facilities with approximately 397 lined parking spaces.

"Building standard" shall mean the type and grade of material, equipment, device or service designated by the Landlord as standard for leased premises in the Building.

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EXHIBIT D

BUILDING RULES AND REGULATIONS

The following are the Building Rules and Regulations adopted in accordance with subsection 7.2.3 of the Agreement of which this exhibit is a part; and the Tenant and the Tenant's employees, other agents and Guests shall comply with these Building Rules and Regulations:

1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors, halls and other Common Facilities shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Leased Premises. The Tenant shall not permit or suffer any of its employees, other agents or Guests to congregate in any of the said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Leased Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, drapes, blinds, shades or screens shall be attached to, hung in or used in connection with any window or door of the Leased Premises without the prior written consent of the Landlord. If such consent is given, such curtains, drapes, blinds, shades or screens shall be of a quality, type, design and color, and attached in the manner, approved by the Landlord.

3. Except as otherwise specifically provided in subsection 18.1 of the Agreement, no sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed so as to be visible from outside the Leased Premises or the Building. In the event of the violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred in such removal to the Tenant.

4. The sashes, doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed and no bottles, parcels or other articles shall be placed on the window sills.

5. No showcase or other articles shall be placed in front of or affixed to any part of the Building or the Common Facilities.

6. The lavatories, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse thereof shall be repaired at the expense of the Tenant that permitted or suffered the violation hereof by the Tenant, the Tenant's employees, other agents or Guests.

7. Except as may be contemplated by Sections 5 or 12 of the Agreement of which this exhibit forms a part, the Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises, the Building, the Common Facilities or the Property. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. Linoleum and other resilient floor coverings shall be laid so that the same shall not come in direct contact with the floor of the Leased Premises; and if linoleum or other resilient floor coverings are desired, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material that is, and will remain, soluble in water. The use of cement or other adhesive material that either is not, or will not remain, soluble in water is prohibited.

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8. No bicycles, vehicles, animals, reptiles, fish or birds of any kind shall be brought into or kept in or about the Leased Premises.

9. No noise including, without limiting the generality of the foregoing, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of the Landlord, might disturb tenants of Other Leased Premises shall be made or permitted by the Tenant. Nothing shall be done or permitted in the Leased Premises by the Tenant which would impair or interfere with the use or enjoyment of Other Leased Premises by any tenant thereof. Nothing shall be thrown out of the doors, windows or skylights or down the passageways of the Building.

10. The Tenant shall not manufacture any commodity, or prepare or dispense any foods or beverages, tobacco, flowers or other commodities or articles without the prior written consent of the Landlord, except for occasional food provided by the Tenant or its employees for Tenant’s Guests or employees.  The Tenant shall not permit the installation or use of vending machines in the Leased Premises.

11. Duplicates of keys and passes distributed to the Tenant by the Landlord shall not be made. The Tenant shall provide appropriate security for keys. Nothing shall be done to render any lock inoperable by the Building Grand Master Key. No lock shall be installed without the Landlord's prior written consent; and any lock so installed shall be operable by the Building Grand Master Key. Upon termination of the Term, all keys, passes and duplicates provided by the Landlord to the Tenant, or otherwise procured by the Tenant, shall be returned to the Landlord. Any failure to comply with the foregoing which requires changes in locks, new or additional keys, passes or duplicates or other services of a locksmith shall be paid by the Tenant.

12. All deliveries and removals, and the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place during such hours, in such manner and in such elevators and passageways as the Landlord may determine from time to time. The Landlord reserves the right to inspect all objects and matter being brought into the Building or the Common Facilities and to exclude from the Building and the Common Facilities all objects and matter that violates any of these Building Rules and Regulations or that are contraband. The Landlord may (but shall not be obligated to) require any person leaving the Building or the Common Facilities with any package or object or matter from the Leased Premises to establish his authority from the Tenant to do so. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Leased Premises. The Landlord shall not be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Leased Premises or the Building or the Common Facilities under this rule.

13. The Tenant shall not place any object in any portion of the Building that is in excess of the safe carrying or designed load capacity of the structure.

14. The Landlord shall have the right to prohibit any advertising or display of any identifying sign by the Tenant which in the Landlord's judgment tends to impair the reputation of the Building or its desirability; and, on notice from the Landlord, the Tenant shall refrain from or discontinue such advertising or display of such identifying sign.

15. The Landlord reserves the right to exclude from the Building and the Common Facilities during hours other than Regular Business Hours all persons who do not present a pass thereto signed by both the Landlord and the Tenant. All persons entering or leaving the Building or the

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Common Facilities during hours other than Regular Business may be required to sign a register. The Landlord will furnish passes to persons for whom the Tenant requests same in writing. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against unauthorized entry of persons.

16. The Tenant, before closing and leaving the Leased Premises at any time shall see that all lights and appliances generating heat (other than the heating system) are turned off. All entrance doors to the Leased Premises shall be left locked by the Tenant when the Leased Premises are not in use. At any time when the Building or the Common Facilities are locked during hours other than Regular Business Hours, the Building and the Common Facilities locks shall not be defeated by any means, such as by leaving a door ajar.

17. No person shall go upon the roof of the Building without the prior written consent of the Landlord.

18. Any requirements of the Tenant may be attended to only upon application at the office of the Building. The Landlord and its agents shall not perform any work or do any work or do anything outside of the Landlord's obligations under the Agreement except upon special instructions from the Landlord on terms acceptable to the Landlord and the Tenant.

19. Canvassing, soliciting and peddling in the Building and the Common Facilities are prohibited and the Tenant shall cooperate to prevent same.

20. There shall not be used in any space, or in the public halls or other Common Facilities of the Building, in connection with the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks or dollies except those equipped with rubber tires, side guards and such other safeguards as the Landlord shall require. No hand trucks shall be used in passenger elevators, and no passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles. In connection with moving in or out any furniture, furnishings, equipment, heavy articles and heavy packages, the Tenant shall take such precautions as may be necessary to prevent excessive wear and tear in the Building's Common Facilities and the Leased Premises including, without limiting the generality of the foregoing, floor and wall treatments.

21. The Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Leased Premises which might constitute a Nuisance. No cooking shall be done in the Leased Premises other than as specifically permitted in the Agreement.

22. The Landlord reserves the right not to enforce any Building Rule or Regulation against any tenants of Other Leased Premises. The Landlord reserves the right to rescind, amend or waive any Building Rule and Regulation when, in the Landlord's reasonable judgment, it appears necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation of the Building or the comfort of tenants or others in the Building. No rescission, amendment or waiver of any Building Rule and Regulation in favor of one tenant shall operate as a rescission, amendment or waiver in favor of any other tenant.

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EXHIBIT E

DEFINITIONS AND INDEX OF DEFINITIONS

In accordance with section 1 of the Agreement of which this exhibit is a part, throughout the Agreement the following terms and phrases shall have the meanings set forth or referred to below:

1"Additional Rent" means all amounts, other than Basic Rent and any Security Deposit, required to be paid by the Tenant to the Landlord in accordance with this Agreement.

2“Affiliate” of any person means a person controlling, controlled by, or under common control with, that person.

3"Agreement" means this Lease and Lease Agreement (including exhibits), as it may have been amended.

4“Amenities” shall mean (i) conference center, (ii) a café within the 500 series of quality to the then existing 506 Carnegie café and (iii) a fitness center on the Carnegie Center Campus. Notwithstanding the foregoing, Landlord will evaluate on an ongoing basis opening one or more cafes in the 200 series and using commercially reasonable efforts in Landlord’s sole, but reasonable discretion, consider options for opening such a café and the offerings to provided therein.

5"Annual Amortized Capital Expenditure" means the payment amount determined as an annuity in arrears using the cost incurred by the Landlord for any Capital Expenditure as the present value, the number of years of its useful life (not exceeding ten (10) years) selected by the Landlord in accordance with generally applied real estate accounting practice as the number of periods and the Base Rate in effect when the respective improvement is first placed into service plus two (2) additional percentage points as the annual rate of interest; provided, however, if the Landlord reasonably concludes that a particular Capital Expenditure will effect savings in Operational Expenses, including, without limitation, energy, labor or other cost savings (“Projected Savings”), and if the “Projected Payback Period”, as hereinafter defined, will be less than the useful life of the Capital Expenditure as determined above, then the Landlord shall amortize the Capital Expenditure based upon the Projected Payback Period, in equal monthly payments.  For the purpose herein, the “Projected Payback Period” shall be defined as the number of months or portion thereof required for the Projected Savings in Operational Expenses to equal the cost incurred by the Landlord for such Capital Expenditure.

6“Available Space” means, when used in the context of the Right to Lease Additional Space, rentable space on the third floor of the Building as it may become available for lease to others, generally and without limitation or restriction, due to the termination of the term of the lease with its then present tenant and the tenant's unwillingness to renew or otherwise extend the term, regardless of whether any such renewal or other extension is pursuant to a renewal or extension right or option set forth in the then present tenant's lease, or not.

7"Base Rate" means the prime commercial lending rate per year as announced from time to time by JP Morgan Chase Bank (National Association) at its principal office in New York City.

8"Base Year" means the full calendar year 2025 with respect to Operational Expenses and Taxes.

9"Base Year Operational Expenses" means actual Operational Expenses incurred by the Landlord with respect to the Base Year subject to adjustments as provided in Article 10. Base Year Operational

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Expenses shall not include increases due to extraordinary circumstances, including but not limited to, Force Majeure, boycotts, conservation surcharges, security concerns, embargoes or shortages.

10"Base Year Taxes" means actual Taxes incurred by the Landlord with respect to the Property and the Building with respect to the Base Year.

11"Basic Rent" is defined in subsection 3.2 of this Agreement.

12"Building" means the office building erected on the Property which is commonly known as 202 Carnegie Center, Princeton, New Jersey 08540, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term. As the Building is presently constructed it consists of 126,745 gross rentable square feet of floor space.

13 “Building Description” means Exhibit C attached hereto which generally describes the type of construction of the Building.

14 "Building standard" is defined in Exhibit C of this Agreement.

15 "Capital Expenditure" is defined in subsection 10.3 of this Agreement.

16 “Carnegie Center Complex” means the office development commonly known as Carnegie Center, Princeton (West Windsor Township), New Jersey, bounded on the north by Alexander Road and on the west by U.S. Route 1.

17 "Commencement Date" is defined in section 4 of this Agreement.

18 "Common Facilities" means the areas, facilities and improvements provided by the Landlord in the Building (except the Leased Premises and the Other Leased Premises) and on the Property, including, without limiting the generality of the foregoing, the Parking Facilities and driveways on the Property, for non-exclusive use by the Tenant in accordance with subsection 2.2 of this Agreement, as they may, in the Landlord's sole, but reasonable discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term.

19 "Common Walls" means those walls which separate the Leased Premises from Other Leased Premises.

20 "Electric Charges" means all the supplying utility's charges for, or in connection with, furnishing electricity including charges determined by actual usage, any seasonal adjustments, demand charges, energy charges, energy adjustment charges and any other charges, howsoever denominated, of the supplying utility, including related sales and excise taxes and the like.

21 "Event of Default" is defined in section 22 of this Agreement.

22 "Expiring Term" means, at the time of reference, the Term as it is then scheduled to expire.

23 “Force Majeure” means (i) strikes or other labor troubles, (ii) governmental preemption in connection with a national emergency, (iii) any rule, order or regulation of any government agency or any department or subdivision thereof, whether in connection with a drought, energy shortage or other like event or otherwise, (iv) any fact, condition or circumstance related to war, terrorism or other emergency, (v) fire, casualty or other acts of God (including the time necessary to repair any damage caused thereby), (vi) the inability to obtain labor or material due to shortage, governmental regulation or prohibition, or

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(vii) any other cause whatsoever beyond Landlord's reasonable control.

24 The Tenant's "Guests" shall mean the Tenant's licensees, invitees and all others in, on or about the Leased Premises, the Building, the Common Facilities or the Property, either at the Tenant's express or implied request or invitation or for the purpose of soliciting or visiting the Tenant.

25 A "History of Recurring Events of Default" means the occurrence of three or more Events of Default (whether or not cured by the Tenant) in any period of twelve (12) months.

26 "Holdover Damages" is defined in subsection 23.4 of this Agreement.

27 "Initial Term" means the period so designated in subsection 4.1 of this Agreement.

28 "Landlord" means the person so designated at the beginning of this Agreement and those successors to the Landlord's interest in the Property and/or the Landlord's rights and obligations under this Agreement contemplated by section 26 of this Agreement.

29 "Landlord Party" or "Landlord Parties" shall mean the Landlord, any Affiliate of the Landlord, the Landlord's managing agents for the Building, each mortgagee, if any, each ground lessor, if any, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives.

30“Landlord’s Work” means the work to be performed by the Landlord pursuant to subsection 5.1 of this Agreement.

31 "Lease Year" means any twelve (12) month period during the Term of the Lease commencing as of the Rent Commencement Date, or as of any anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not occur on the first day of a calendar month, then (i) the first Lease Year shall further include the partial calendar month in which the first anniversary of the Rent Commencement Date occurs, and (ii) the remaining Lease Years shall be the successive twelve-(12)-month periods following the end of such first Lease Year.

32 "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the third floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains 10,817 square feet of gross rentable floor space; and references within this Agreement to the gross rentable floor space of the Leased Premises shall mean the quantity herein specified.

33 "Legal Holidays" means New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

34 "Market Rental Rate" means, at the time of reference, the gross rentable floor space of the Leased Premises multiplied by that annual rate of Basic Rent per square foot of gross rentable floor space which is then being quoted by the Landlord for comparable Other Leased Premises at which the Landlord, or other landlords, as the case may be, are then executing leases for new or renewing tenants for comparable leased space located in buildings in the Carnegie Center Complex and the buildings located at 7-9 Roszel Road, Princeton Overlook and University Square, all in West Windsor Township, New Jersey (or would then be quoted if comparable Other Leased Premises were then available), taking into consideration the following factors, if applicable:  (i) the term of such lease, (ii) the terms of any workletter associated

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therewith, (iii) tenant improvement allowances, (iv) free rent or other concessions, and (v) the subject amount of square feet of gross rentable floor space.

35 "Municipality" means the Township of West Windsor in Mercer County, New Jersey, or any successor municipality with jurisdiction over the Property.

36 "No Pass Through Period" means, in the context of Operational Expenses and Taxes, the period beginning on the Commencement Date and ending on December 31, 2025.

37 "Nuisance" means any condition or occurrence which unreasonably or materially interferes with the authorized use and enjoyment of the Other Leased Premises and the Common Facilities by any tenant of Other Leased Premises or by any person authorized to use any Other Leased Premises or Common Facilities or with the authorized use of any other areas, buildings or other improvements in the Carnegie Center Complex.

38 "Operational Expenses" is defined in subsection 10.2 of this Agreement.

39 “Option to Renew” is defined in subsection 6.1 of this Agreement.

40 "Other Leased Premises" means all premises within the Building, with the exception of the Leased Premises, that are, or are available to be, leased to tenants or prospective tenants, respectively.

41 "Parking Facilities" means the parking area located on the Property, containing the approximate number of lined parking spaces set forth in the Building Description, which parking area is provided as Common Facilities.

42 "Person" includes an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, a trust, an estate, an unincorporated group of persons and any group of persons.

43 "Property" means the parcel of land, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term, on which the Building is (or is about to be) erected. As the Property is presently constituted, it is more particularly described in Exhibit B attached hereto.

44“Punchlist” shall mean a written list prepared by the Landlord in coordination with Tenant at or about the date of achievement of Substantial Completion of the Landlord’s Work, setting forth those faults, defects and omissions in the Landlord’s Work, which are in the nature of minor or cosmetic faults, defects and omissions.

45 "Regular Business Hours" means 8:00 A.M. to 6:00 P.M., Monday through Friday, except on Legal Holidays.

46 "Re-Leasing Damages" is defined in subsection 23.3 of this Agreement.

47 "Renewal Term" means, at the time of reference, any portion of the Term, other than the Initial Term, as to which the Tenant has properly exercised an Option to Renew.

48 "Rent" means Basic Rent and Additional Rent.

49“Rent Commencement Date” is defined in Section 4.

4

50“Rent Concession Period” is defined in Section 4.

51 "Security Deposit" is designated in section 29 of this Agreement.

52“Space Plan” is defined in Section 5 and illustrated in Exhibit H.

53“Substantial Completion” means that the Landlord’s Work shall have been completed, subject only to the completion or correction of Punchlist items.

54“Substantial Completion Date” means the date that Substantial Completion of the Landlord’s Work shall have been achieved, adjusted to an earlier date to compensate the Landlord for the cumulative number of days of delay attributable to Tenant Delay.

55 “Systems” means the building standard elevator, heating, ventilation and air conditioning, electrical, plumbing and fire alarm and suppression systems installed in the Building.

56 "Taxes" means, in any calendar year, the aggregate amount of real property taxes, assessments and sewer rents, rates and charges, state and local taxes, transit taxes and every other governmental charge, whether general or special, ordinary or extraordinary (except corporate franchise taxes and taxes imposed on, or computed as a function of, net income or net profits from all sources and except taxes charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's occupancy of the Leased Premises) charged, assessed or levied by any taxing authority with respect to the Property, the Building, the Common Facilities and any other improvements on the Property and an allocable portion of Taxes with respect to other portions of the Carnegie Center Complex, less any refunds or rebates (net of expenses incurred in obtaining any such refunds or rebates) of Taxes actually received by the Landlord during such calendar year with respect to any period during the Term for the benefit of the Tenant, tenants of Other Leased Premises and the Landlord. If during the Term there shall be a change in the means or methods of taxing real property generally in effect at the beginning of the Term and another type of tax or method of taxation should be substituted in whole or in part for, or in lieu of, Taxes, the amounts calculated under such other types of tax or by such other methods of taxation shall also be deemed to be Taxes. Until such time as the actual amount of Taxes for any calendar year becomes known, the amount thereof shall be the Landlord's estimate of Taxes for that calendar year.

57 "Tenant" means the person so designated at the beginning of this Agreement.

58“Tenant Delay” means any period of delay encountered by the Landlord or its general contractor selected to perform the Landlord’s Work in achieving Substantial Completion of the Landlord’s Work or the issuance of the Municipality’s building permits, that is attributable to the following:  (i) any changes to the Landlord’s Work made at the request of the Tenant; (ii) the failure of the Tenant to select the single color of the paint to be applied and the flooring to be installed as part of the Landlord’s Work from the Landlord’s samples within fourteen (14) days after the later to occur of (a) the execution and delivery to the Landlord of this Agreement by the Tenant, and (b) the execution and delivery to the Tenant of this Agreement by the Landlord; (iii) any labor dispute or disharmonious labor relations with the Landlord’s general contractor, any of its subcontractors or any of their sub-subcontractors (of any tier) involving any direct contractor or other agent of the Tenant or any of its subcontractors or any of their sub-subcontractors (of any tier) when performing any preparation of the Leased Premises; (iv) any work performed by or for the Tenant (other than the Landlord’s Work), or any delay in the commencement or performance or completion of any such work, which impedes the orderly coordination, sequence and progress of the Landlord’s Work; (v) any flaw or other deficiency in any work performed by any direct contractor of the Tenant or any of its subcontractors or their sub-subcontractors (of any tier); (vi) any failure of any direct contractor of the Tenant or any of its subcontractors or their sub-subcontractors (of

5

any tier) to properly connect and interface with the Landlord’s Work including, without limiting the generality of, the foregoing, the installation of the Tenant’s telecommunications and computer cabling and equipment, partitions, furniture and fixtures and other installations not included in the Landlord’s Work; (vii) any delay in the Landlord’s Work encountered as a result of attempting to integrate work of the Tenant’s direct contractors with the Landlord’s Work; (viii) any suspension or stoppage of the Landlord’s Work at the request or instance of the Tenant or any of its agents; (ix) the lack of completion or the lack of satisfactory completion of any work performed by any direct contractor of the Tenant or any of its subcontractors or their sub-subcontractors (of any tier) at any time when the Landlord’s Work (or any portion thereof) is ready for any inspection or test required by the Municipality regarding the Landlord’s Work; (x) with respect to changes to Landlord’s Work requested by the Tenant after the date hereof involving materials, finishes or installations other than Building Standard, the existence of any long lead time items in the Landlord’s Work of which the Landlord shall have advised the Tenant in writing prior to the commencement of the construction of the Landlord’s Work and which the Tenant elects to retain in the Landlord’s Work; (xi) any delay in the issuance of the Municipality’s Certificate of Occupancy, if required, as a result of any alterations, improvements or other modifications made by or on behalf of the Tenant in the Leased Premises (which shall be limited to the installation of the Tenant’s telecommunications and computer cabling and equipment, partitions, furniture, fixtures and equipment) other than the Landlord’s Work; (xii) the request by the Tenant for materials, finishes or installations other than Building Standard; and (xiii) any other delay caused by the Tenant or its design professionals, engineers, direct contractors, employees or other agents of which the Landlord shall have advised the Tenant which is not cured within one (1) business days.

59 "Tenant Electric Charges" means Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for purposes other than heating, ventilation and air conditioning provided to the Leased Premises by the Landlord in accordance with subsection 8.2.4 of this Agreement.

60 "Tenant Party" or "Tenant Parties" means the Tenant, any Affiliate of the Tenant, any permitted subtenant or any other permitted occupant of the Leased Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

61 "Tenant's Property” is defined in subsection 14.2 of this Agreement.

62 "Tenant's Share" of any amount means 8.53% percent.

63 "Term" means the Initial Term plus, at the time of reference, any Renewal Terms.

64 "Termination Damages" is defined in subsection 23.2 of this Agreement.

65“Transaction Costs" means, in the context of leasing, releasing, assigning or subletting Leased Space, all reasonable expenses of concluding the transaction with the lessee, assignee or sublessee including, without limitation, any reasonable brokerage commission and any reasonable expense incurred in preparing the subject Leased Space for the lessee, assignee or sublessee.

66 “Utilities Expenses” means Electric Charges (other than Tenant Electric Charges) and all charges for any other fuel that may be used in providing electricity and services powered by electricity that the Landlord provides in accordance with section 8 of this Agreement to the Building, the Leased Premises, Other Leased Premises, the Common Facilities and the Property, including related sales and excise taxes and the like.

6

EXHIBIT F

JANITORIAL SERVICES DESCRIPTION

LEASED PREMISES

Nightly:

1	Vacuum clean carpets and rugs.

2

Empty all wastepaper baskets.  Cleaners will not remove and/or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.  Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed.  Tenants are required to make arrangements with the building manager for the disposal of such unusual refuse, for which the Tenant may incur additional charges.

3	Remove waste paper and waste material to a designated area in the building.

4	Dust and wipe clean all desks, furniture, windowsills and chair rails.

5	Wash/clean all water fountains.

Monthly:

1	Do high dusting including all venetian blinds and pictures, frames and similar wall hangings not reached in nightly cleaning.

2	Dust exterior of all wall mounted lighting fixtures.

3	Dust any door louvers.

4	Wash and wax all resilient flooring in office area.

LAVATORIES:

Nightly:

1	Sweep and wash all flooring.

2	Wash and polish all mirrors, powder shelves, etc.

3	Wash both sides of all toilet seats.

4	Dust all partitions, tile walls, dispensers and receptacles.

5	Remove waste paper and refuse to designated area in the building.

6	Fill toilet tissue holders, soap dispensers and towel dispensers.

Monthly:

1	Machine scrub flooring.

2	Wash all partitions, tile walls and enamel surfaces.

1

3	Dust exterior of all wall mounted lighting fixtures.

4	Do all high dusting.

MAIN LOBBY, ELEVATORS AND CORRIDORS:

Nightly:

1	Vacuum entrance lobby and corridors.

2	Spot for stains.

3	Vacuum elevator floor.

4	Elevator cab to be wiped clean and polished.

DAY CUSTODIAN:

Daily:

1	Clean and sanitize lavatories.

2	Empty and clean paper towel and sanitary disposal receptacles and refill same.

3	Keep public areas in neat and orderly condition at all times.

4	Wash lobby entrance door windows in and out.

5	Keep parking lot area free of papers and general debris.

6

Custodian shall be available for special tasks and shall fix minor problems that arise in the Building as assigned by Boston Properties management personnel, such as cleaning up spills, changing light tubes, etc.

SCHEDULE OF CLEANING SERVICES:

Day Custodian:

1	Day custodian services as listed herein, shall be performed five (5) days per week (Monday through Friday) except on Boston Properties Management’s legal Holiday Schedule.

2	Daily working hours: 7:30 a.m. – 4:00 p.m.

Night Cleaners:

1	All night cleaning service, as listed herein, shall be performed five(5) nights per week (Monday through Friday), except on Boston Properties Management’s legal Holiday Schedule.

2

EXHIBIT G-1

Additional Insureds

Princeton 202 Associates Limited Partnership, a New Jersey limited partnership

BP III LLC, a Delaware limited liability company

Boston Properties Limited Partnership, a Delaware limited partnership

BXP, Inc., a Delaware corporation

BP Management, L.P., a Delaware limited partnership

Boston Properties LLC, a Delaware limited liability company

1

Exhibit G-2

FORM OF CERTIFICATE OF LIABILITY INSURANCE

EXHIBIT G

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext): FAX (A/C, No):	
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES **CERTIFICATE NUMBER:** **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS-MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS - COMP/OP AGG	$
								$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS / SCHEDULED AUTOS HIRED AUTOS / NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR EXCESS LIAB / CLAIMS-MADE DED / RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y / N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICE/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N / A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

1

Exhibit G-3

EXHIBIT H

FORM OF CERTIFICATGE OF PROPERTY INSURANCE

ACORD® EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY	PHONE (A/C, No, Ext):	COMPANY	
FAX (A/C, No):	E-MAIL ADDRESS:		
CODE:	SUB CODE:		
AGENCY CUSTOMER ID #:			
INSURED		LOAN NUMBER	POLICY NUMBER
		EFFECTIVE DATE / EXPIRATION DATE	☐ CONTINUED UNTIL TERMINATED IF CHECKED
		THIS REPLACES PRIOR EVIDENCE DATED:	

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ LOSS PAYEE	☐ ADDITIONAL INSURED
	LOAN #	
	AUTHORIZED REPRESENTATIVE	

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

1

EXHIBIT H

SPACE PLAN

MEDIUM CONF.
275 SF
BOARD ROOM
420 SF
HUDDLE
10'-4"X15'-6"
MEDIUM CONF.
370 SF
HUDDLE
9'-7" X 13'
SHARED OFFICE
9'-7" X 13'-0"
HUDDLE
9'-7" X 13'
COLLABORATION
CEO OFFICE
12' X 14'-6"
SHARED OFFICE
11'-4" X12'
HUDDLE
11'-4"X 12'
RECEPTION
COAT CLOS.
COAT CLOS.
WAITING
HOTEL (6)
OPEN PLAN (28 W.S.)
HOTEL (6)
COPY
WELNESS ROOM
9'-6" X 9'
PANTRY/ OPEN COLLAB
680 SF
PHONE BOOTHS
SINGLE(2)
DOUBLE (1)
SMALL
CONFERENCE
14'-6" X 16'-6"
IT/FILE ROOM
10'-4" x 16'-6"

PROGRAM SUMMARY:

RECEPTION	1
BOARD ROOM	1
MEDIUM CONFERENCE	2
SMALL CONFERENCE	1
HUDDLE ROOMS	6
PHONE BOOTHS	3
SHARED OFFICE	4
WORKSTATIONS	28
HOTEL STATIONS	12
WELLNESS ROOM	1
PANTRY/OPEN COLLABORATION	1
COLLABORATION	4
COPY	1
IT/FILE ROOM	1

KEYNOTE:

1. GLASS DOOR

WALL LEGEND

EXISTING PARTITION, TO REMAIN

NEW PARTITION

KEY PLAN

1/16"=1'-0"

0 8' 16' 32 NORTH

bxp

SCHEME: 06

YmABS SPACE PLAN

202 CARNEGIE CENTER
PRINCETON, NJ

WARE MALCOMB

PRI20-6002-70
08/19/2024

SHEET
SP01-2

1

EXHIBIT I

LICENSE AGREEMENT

LICENSE AGREEMENT, dated as of September 11, 2024, between Princeton 202 Associates Limited Partnership, a New Jersey limited partnership, with offices c/o Boston Properties at 101 Carnegie Center, Suite 104, Princeton, New Jersey 08540 (the “Licensor”), and Y-mAbs Therapeutics, Inc., a Delaware corporation, with its principal office at 230 Park Avenue, Suite 3350, New York, New York 10169 (“Licensee”)

WHEREAS, the Licensee signed a lease (the “Lease”) for 10,817 square feet of gross rentable floor space on the third floor of 202 Carnegie Center (the “Leased Premises”); and

WHEREAS, while Licensor is completing the fitout of the Leased Premises (as that term is defined in the Lease), Licensor has agreed to grant to Licensee this License for 5,040 square feet on the third floor of 202 Carnegie Center (the “Building”), in its “AS IS” condition for temporary space for Licensee’s business operations until the Leased Premises is ready for occupancy; and

WHEREAS, the Licensor is amenable to temporarily license space to the Licensor upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual promises herein contained, Licensor and the Licensee hereby agree as follows:

1 Definitions. Certain terms and phrases used in this Agreement (generally those whose first letters are capitalized) as used in this Agreement, shall have the respective meanings assigned or referred to herein.

2 License of the Licensed Premises.

2.1 The Licensor shall, and hereby does, grant a temporary license to the Licensee of, and the Licensee shall, and hereby does, accept and license from the Licensor, the Licensed Premises during the Term for occupancy by Licensee for its business operations.  The Licensed Premises consists of 5,040 gross rentable floor space on the third floor of the Building, as shown on Exhibit A attached hereto and identified as Suite/Unit 304 (the “Licensed Premises”) for the period commencing on the execution of this License (the “License Period Commencement Date”) and ending on seven (7) days after the Licensor gives notice to the Licensee of the Substantial Completion Date for the Leased Premises, as said term is defined in the Lease.  Notwithstanding the foregoing, Licensee acknowledges and agrees that this license if freely revocable by Licensor.  In the event Licensor needs to terminate this license agreement, Licensor shall use commercially reasonable efforts to find alternative licensed premises within Carnegie Center for Licensee.

3 Preparation of the Licensed Premises.

3.1 The Licensee shall accept the Licensed Premises on the License Period Commencement Date in its then “AS IS” condition. The Licensor shall have no obligation to prepare the Licensed Premises for the Licensee.

4 License Fees.  The License Fee shall be $0.00 per month.  In the event the Licensee fails to sign the Lease or fails to vacate the Licensed Premises, the Licensee shall be liable to the Licensor for any License Fee payments accrued from the Commencement Date of the License and for a holdover charge of double the License Fee for each month the Licensee remains in occupancy after the termination of the License. In any case, Licensee shall pay for electric charges and janitorial charges for the Licensed Premises consistent with the terms set forth in the Lease during the License Term.

5 Conditions to License.  In consideration for the Licensor licensing to the Licensee the Licensed Premises, the Licensee hereby agrees as follows:

5.1 The Licensee shall maintain in full force on or before the earlier of (i) the date on which the Licensee, or the Licensee’s employees, contractors or invitees, first enters the Licensed Premises for any reason, or (ii) the Licensed Period Commencement Date, and thereafter throughout and until the end of the License Period, and after the end of the License Period for so long after the end of the License Period as the Licensee or anyone acting by, through or under the Licensee is in occupancy of the Licensed Premises or any portion thereafter, (a) a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage.  Such insurance shall include contractual liability coverage, specifically covering but not limited to the insurable indemnification obligations undertaken by the Licensee in this Agreement. The minimum limits of liability of such insurance shall be $3,000,000 per occurrence; (b) worker's compensation insurance; and (c) employer's liability insurance.  Such worker's compensation insurance shall carry minimum limits as defined by New Jersey law (as the same may be amended from time to time).  Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee. To the fullest extent permitted by law, the commercial general liability carried by the Licensee pursuant to this Agreement, shall name the Licensor, the Licensor's managing agent, and such other persons as the Licensor may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Agreement or the operations of the Licensor (collectively “Additional Insureds”). On or before the earlier of (i) the date on which the Licensee, or the Licensee’s employees, contractors or invitees, first enters the Licensed Premises for any reason, or (ii) the Licensed Period Commencement Date, the Licensee shall furnish the Licensor with certificates evidencing the insurance coverage required by this Agreement, and renewal certificates shall be furnished to the Licensor no later than ten (10) days after the expiration date of each policy for which a certificate was furnished.

5.2 Prior to the expiration of the License Period, or within three (3) business days after notice given at any time by Licensor in the event that the Licensee violates any of the terms of this Agreement or upon fifteen (15) days notice in the Licensor’s sole discretion, the Licensee shall surrender the Licensed Premises, and remove from the Licensed Premises all of its personal property; make any repairs required by such removal, clean the Licensed Premises, leave the Licensed Premises in as good order and condition as it was upon the commencement of the License Period; leave the Furniture in the Licensed Premises in good condition, reasonable wear and use excepted, and return to Licensor all copies of any keys or access cards to the Licensed Premises.  The Licensee shall not install any cabling, hardware and equipment in the ceiling plenum spaces, and/or conceal same in wall cavities, nor shall the Licensee install any movable wall systems or partition office furniture and IT and telecommunications systems or make alterations, improvements or other modifications to the Licensed Premises, except as expressly consented to by Landlord and removed in accordance with this Section 5.2.  In the event Licensor needs to terminate this license agreement, Licensor shall use commercially reasonable efforts to find alternative licensed premises within Carnegie Center for Licensee.

5.3 The Licensee shall indemnify Licensor against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limiting the generality of the foregoing, expenses of investigation, defense and enforcement thereof or the obligation set forth in this subsection 5.3, including, without limiting the generality of the foregoing, attorneys' fees, imposed on or incurred by Licensor arising out of:

5.3.1 the failure of the Licensee to surrender the Licensed Premises and comply with all other obligations set forth in subsection 5.2 of this Agreement prior to the expiration of the License Period;

5.3.2 any negligence or intentional act on the part of the Licensee or any of its employees, other agents, contractors, etc.;

5.3.3 any accident, injury or damage to any person or property occurring in or about the Licensed Premises which is not caused by Licensor’s negligence or intentional act;

5.3.4 any accident, injury or damage whatsoever occurring outside the Licensed Premises but within the Building, within the Common Facilities, on the Property or within the Carnegie Center Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of the Licensee or any of its employees, other agents, contractors, etc.; or

5.3.5 the imposition of any construction, mechanic's, materialman's or other lien on the Building or the Licensed Premises or any portion of any of the foregoing, or the filing of any notice of intention to obtain any such lien.

5.4 Payment of indemnification claims by the Licensee to Licensor shall be due upon Licensor giving notice thereof to the Licensee.

6 Access. The Licensor shall have the rights of entry and access to the Licensed Premises to perform any other alterations, improvements and modifications to the Licensed Premises, repairs and maintenance, operate the Building, cleaning, conduct inspections and for the purpose of showing the Licensed Premises to prospective tenants thereof.

7 Options. The Licensee shall not have any option or optional right to renew or extend the License Period.

8 Alterations, Improvements and Other Modifications by the Licensee.  The Licensee shall not make any alterations, improvements or other modifications to the Licensed Premises without the prior written consent of the Licensor.

9 Assignment or Subletting by Licensee.

9.1 The Licensee shall not:

9.1.1 assign, or purport to assign, this Agreement or any of the Licensee's rights hereunder;

9.1.2 sublicense, or purport to sublicense, the Licensed Premises or any portion thereof;

9.1.3 sublicense, or purport to sublicense, the use or occupancy of the Licensed Premises or any portion thereof;

9.1.4 otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Licensed Premises or the right to the use and occupancy of the Licensed Premises; or

9.1.5 indirectly accomplish, or permit or suffer the accomplishment of, any of the foregoing by merger or consolidation with another entity, by acquisition or disposition of assets or liabilities outside the ordinary course of the Licensee's business or by acquisition or disposition, by the Licensee's equity owners or subordinated creditors, of any of their respective interests in the Licensee.

9.2 Any action taken by the Licensee in violation of subsection 9.1 of this Agreement shall be void ab initio.

9.3 The requirements of this Section 9 do not apply in the event of a Change of Control.  “Change of Control” means, the (a) consolidation or merger of a Party with or into any person or entity, including by operation of law; (b) sale, transfer or other disposition of all or substantially all of the assets of the Party’s business related to the subject matter of this Agreement; or (c) acquisition by any person or entity, or group of persons or entities acting in concert, of beneficial ownership of fifty point one percent (50.1%) or more of the outstanding voting securities or interests of a Party.

10 Relationship Between Parties.  The relationship between the parties under this Agreement with respect to the Licensed Premises shall be as licensor and licensee. Nothing herein shall be construed to create a landlord and tenant relationship between the parties with respect to the Licensed Premises.

11 Default.  In the event of a breach of or default under this Agreement, the Licensor shall have the rights and remedies under law or in equity, and to receive all legal expenses, including without limiting the generality of the foregoing, attorneys' fees incurred in connection with pursuing any of the Licensor's rights and remedies, including indemnification rights and remedies.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LICENSOR:

PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: BP III LLC, a Delaware limited liability company, its general partner

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

BY: BXP, Inc., a Delaware corporation, its general partner

By: ___________________

Name: John K. Brandbergh

Title: SVP Leasing

LICENSEE:

Y-mAbs Therapeutics, Inc., a Delaware corporation

By: ___________________

Name: Michael Rossi

Title: President & CEO

Y-mAbs Therapeutics, Inc., a Delaware corporation

By: ___________________

Name: Peter Pfreundschuh

Title: Chief Financial Officer

EXHIBIT A

KEY PLAN

1/16"=1'-0"

0 8' 16' 32'

NORTH

FLOOR 3 - SUITE +/- 5,040 RSF

bxp Boston Properties

202 CARNEGIE CENTER

PRINCETON, NJ

WARE MALCOMB

PRI20-6002-02
04/21/20

SHEET
M1